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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-183726

PROSPECTUS SUPPLEMENT
(to prospectus dated November 8, 2012)

3,000,000 Shares

Meru Networks, Inc.
Common Stock

        We are offering 3,000,000 shares of our common stock.

        Our common stock is listed on The NASDAQ Global Market under the trading symbol "MERU." On February 25, 2013, the last reported sale price of our common stock on The NASDAQ Global Market was $4.22 per share.

        As of February 14, 2013, 15,782,072 shares of our outstanding common stock were held by non-affiliates, the aggregate market value of which was $70,388,041 calculated pursuant to General Instruction I.B.6 of Form S-3, based on the closing price per share of our common stock of $4.46 on February 22, 2013. We have not sold any securities during the 12 calendar months prior to, and including, the date of this prospectus supplement.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-12 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

	Per Share	Total
Public offering price(1)	$4.00	$12,000,000
Underwriting discounts and commissions(2)	$0.28	$840,000
Proceeds, before expenses, to us	$3.72	$11,160,000

(1)
Certain directors and executive officers are purchasing shares in this offering from the underwriter at the public offering price.

(2)
In addition to the underwriting discounts and commissions paid by us, we have agreed to reimburse the underwriter for certain expenses. See "Underwriting" beginning on page S-43 for information about total underwriting compensation.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        We have granted the underwriter an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional 450,000 shares of our common stock on the same terms and conditions set forth above solely to cover over-allotments, if any.

        The underwriter expects to deliver the shares of our common stock on or about March 4, 2013.

Sole Book-Running Manager

William Blair

The date of this prospectus supplement is February 27, 2013

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        We are providing information to you about this offering in two parts. The first part consists of this prospectus supplement, which provides the specific details regarding this offering of shares of our common stock. The second part consists of the base prospectus dated November 8, 2012, included in our shelf registration statement on Form S-3 (No. 333-183726), which we are supplementing with the information contained in this prospectus supplement. Generally, when we refer to this "prospectus," we are referring to both parts combined. Some of the information in the base prospectus may not necessarily apply to this offering.

        Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

        Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading "Incorporation by Reference." For further information, see the section of this prospectus entitled "Where You Can Find More Information."

        You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled "Where You Can Find More Information." We and the underwriter are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information appearing in this prospectus and any free writing prospectus is accurate as of any date other than the date on the front cover of the applicable document, or that any information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any prospectus supplement, any free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

        All references to "we," "us," "our," the "company," "Meru," and "Meru Networks" mean Meru Networks, Inc., including subsidiaries, except where it is clear that the term refers only to Meru Networks, Inc.

 SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, contained in or incorporated by reference into this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in this prospectus, as well as the other information we include in the documents we incorporate by reference in this prospectus. See "Risk Factors" beginning on page S-12 of this prospectus. You should read these factors and other cautionary statements made in this prospectus, and in the documents we incorporate by reference, as being applicable to all related forward-looking statements wherever they appear in this prospectus, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except to the extent required by U.S. federal securities laws.

PROSPECTUS SUMMARY

        This summary highlights information contained or incorporated by reference in this prospectus. It does not contain all the information you should consider before investing in shares of our common stock. Before deciding to invest in shares of our common stock, you should carefully read this entire prospectus and the documents incorporated herein by reference, especially the discussion of "Risk Factors" beginning on page S-12 of this prospectus and our consolidated financial statements and the related notes and other information that are incorporated by reference in this prospectus. The information contained in this prospectus and the documents incorporated herein by reference include "forward-looking statements," which are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. Please see the previous page of this prospectus for cautionary information regarding forward-looking statements.

About Meru Networks

        We serve customers around the world by providing innovative Wi-Fi solutions that are designed to deliver an extraordinary mobility experience. Our best-of-breed mobile access and virtualized Wi-Fi solutions are easy to deploy, operate and expand for our customers' ever-changing mobility requirements.

        The escalating device access demands brought on by the bring your own device, or BYOD, phenomenon and adoption of bandwidth hungry applications require a bolder, more flexible and scalable solution approach for Wi-Fi solutions to keep business mobile. We offer a wireless architecture designed to manage enterprise access networks for maximum flexibility and mobility. Our open architecture offers flexibility at each layer—policy, management, control and access—to help enterprises scale their mobile access network.

        We were founded with the vision of enabling organizations to become all-wireless enterprises. We began commercial shipments of our products in 2003. Our products are sold worldwide primarily through value-added resellers, or VARs, and distributors, and have been deployed by approximately 7,400 customers in 56 countries.

Corporate Information

        We were incorporated in Delaware in January 2002. Our principal executive offices are located at 894 Ross Drive, Sunnyvale, California, 94089, U.S.A., and our telephone number is (408) 215-5300. Our website address is www.merunetworks.com. The information contained in our website or that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our common stock.

 THE OFFERING

Issuer	Meru Networks, Inc.
Common stock offered
3,000,000 shares of common stock. We have also granted the underwriter an option to purchase up to 450,000 additional shares of common stock solely to cover over-allotments, if any, within 30 days after the date of this prospectus supplement.
Common stock outstanding after this offering	21,463,968 shares of common stock (21,913,968 shares of common stock if the underwriter exercises in full its option to purchase additional shares of common stock from us).(1)
Offering price	$4.00 per share.
Exchange listing	Our common stock is listed on The NASDAQ Global Market under the trading symbol "MERU."
Use of proceeds	We will receive net proceeds from this offering of approximately $10.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of shares of our common stock under this prospectus for general corporate purposes, which may include working capital, sales and marketing activities and general and administrative matters. We will retain broad discretion over the use of the net proceeds from this offering. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade securities. See "Use of Proceeds" on page S-40.
Transfer agent and registrar	Computershare

(1)
The total number of shares of common stock outstanding after this offering is based on 18,463,968 shares outstanding as of December 31, 2012, and excludes:

  •
  3,515,952 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2012 with a weighted-average exercise price of $5.07 per share, 809,542 shares of common stock issuable upon the settlement of restricted stock units outstanding as of December 31, 2012 and 2,400 shares of common stock subject to outstanding restricted stock awards as of December 31, 2012;

  •
  205,675 shares of common stock issuable upon the exercise of stock options granted after December 31, 2012 with a weighted-average exercise price of $3.10 per share and 484,227 shares of common stock issuable upon the settlement of restricted stock units granted after December 31, 2012;

  •
  3,192,250 shares of common stock issuable upon the exercise of warrants outstanding as of December 31, 2012, having a weighted-average exercise price of $9.48 per share; and

  •
  2,195,517 shares of common stock reserved for future issuance under our 2010 Employee Stock Purchase Plan and 2010 Stock Incentive Plan as of December 31, 2012.

        Except as otherwise noted, all information in this prospectus assumes no exercise of the underwriter's option to purchase additional shares from us and no exercise of outstanding options or warrants since December 31, 2012.

Recent Developments

        The information below summarizes our preliminary financial data as of and for the quarter and year ended December 31, 2012, for which consolidated financial statements are not yet available and for which the audit has not been completed.

        Our preliminary results remain subject to the completion of normal quarter and year end accounting and audit procedures and adjustments and are subject to change. We currently expect that our final results will be consistent with the preliminary results described below. However, it is possible that our actual results may differ materially from these preliminary results due to the completion of our final closing procedures, audit adjustments and other developments that may arise between now and the time our results for the quarter and year ended December 31, 2012 are finalized.

        The financial data below was prepared on a basis consistent with our audited consolidated annual financial statements for the year ended December 31, 2011 and in the opinion of management, includes all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of our statement of financial position for the periods presented. The results of operations set forth below for these periods is not necessarily indicative of the results to be expected for any future period. This information should be read in conjunction with the financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for prior periods included in the documents that are incorporated by reference in this prospectus.

        The following table sets forth selected consolidated balance sheet data as of December 31, 2012 and 2011:

MERU NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,855	$35,259
Short-term investments	—	5,000
Accounts receivable, net	15,040	13,038
Inventory	8,852	6,548
Deferred inventory costs, current portion	55	86
Prepaid expenses and other current assets	829	912

Total current assets	47,631	60,843
Property and equipment, net	2,473	1,476
Goodwill	1,658	1,658
Intangible assets, net	403	693
Deferred inventory costs, net of current portion	—	26
Other assets	2,024	2,147

TOTAL ASSETS	$54,189	$66,843

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,027	$5,733
Accrued liabilities	13,053	12,394
Long-term debt, current portion	3,197	—
Deferred revenue, current portion	12,183	11,764

Total current liabilities	31,460	29,891
Long-term debt, net of current portion	6,499	—
Deferred revenue, net of current portion	6,107	4,481
Other long-term liabilities	530	—

Total liabilities	44,596	34,372

STOCKHOLDERS' EQUITY:
Preferred stock	—	—
Common stock	9	9
Additional paid-in capital	262,887	254,576
Accumulated other comprehensive loss	(298)	(197)
Accumulated deficit	(253,005)	(221,917)

Total stockholders' equity	9,593	32,471

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$54,189	$66,843

        The following table sets forth selected consolidated statements of operations data for the three months and years ended December 31, 2012 and 2011:

MERU NETWORKS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for share and per share amounts)

	Three months ended December 31,		Years ended December 31,
	2012	2011	2012	2011
REVENUES:
Products	$23,761	$19,728	$80,770	$74,279
Support and services	4,410	3,542	16,561	12,957
Ratable products and services	43	63	179	3,235

Total revenues	28,214	23,333	97,510	90,471

COSTS OF REVENUES:
Products	9,088	6,801	28,879	26,415
Support and services	1,726	1,450	6,463	4,581
Ratable products and services	24	39	103	1,863

Total costs of revenues *	10,838	8,290	35,445	32,859

Gross margin	17,376	15,043	62,065	57,612

OPERATING EXPENSES:
Research and development *	3,442	3,433	15,053	13,966
Sales and marketing *	14,376	14,762	58,759	47,688
General and administrative *	3,115	4,780	14,844	14,779
Litigation reserve	—	—	2,350	7,250

Total operating expenses	20,933	22,975	91,006	83,683

Loss from operations	(3,557)	(7,932)	(28,941)	(26,071)
Interest expense, net *	(646)	(54)	(1,656)	(253)
Other income (expense), net	9	(45)	58	41

Loss before provision for income taxes	(4,194)	(8,031)	(30,539)	(26,283)
Provision for income taxes	139	150	549	411

Net loss	$(4,333)	$(8,181)	$(31,088)	$(26,694)

Net loss per share of common stock, basic and diluted	$(0.24)	$(0.46)	$(1.73)	$(1.54)

Shares used in computing net loss per share of common stock, basic and diluted	18,307,063	17,616,664	17,968,034	17,377,503

*Includes stock-based compensation expense as follows:
Costs of revenues	$69	$82	$320	$346
Research and development	217	273	1,126	1,131
Sales and marketing	538	630	2,714	2,217
General and administrative	933	643	3,389	2,480

	$1,757	$1,628	$7,549	$6,174

*Includes amortization of acquisition-related intangible assets as follows:
Costs of revenues	$53	$52	$210	$70
Sales and marketing	20	21	80	27

	$73	$73	$290	$97

*Includes chief executive officer transition costs as follows:
General and administrative	$—	$1,115	$911	$1,115
*Includes amortization of common stock warrant issued in connection with debt financing as follows:
Interest expense, net	$50	$—	$119	$—

        The following table presents a reconciliation of GAAP net loss to non-GAAP net loss, GAAP net loss per share of common stock, basic and diluted to non-GAAP net loss per share of common stock, basic and diluted, and GAAP loss from operations to non-GAAP loss from operations for the three months and years ended December 31, 2012 and 2011. See "Non-GAAP Financial Measures" below for an explanation of these measures.

MERU NETWORKS, INC.
GAAP to Non-GAAP Reconciliation
(Unaudited)
(In thousands, except share and per share amounts)

		Three months ended December 31,		Years ended December 31,
		2012	2011	2012	2011
GAAP net loss		$(4,333)	$(8,181)	$(31,088)	$(26,694)
Plus:
a)	Stock-based compensation	1,757	1,628	7,549	6,174
b)	Litigation reserve	—	—	2,350	7,250
c)	Amortization of acquisition-related intangible assets	73	73	290	97
d)	Chief executive officer transition costs	—	1,115	911	1,115
e)	Amortization of fair value of a common stock warrant issued in connection with debt financing	50	—	119	—

Non-GAAP net loss		$(2,453)	$(5,365)	$(19,869)	$(12,058)

GAAP net loss per share of common stock, basic and diluted		(0.24)	$(0.46)	$(1.73)	$(1.54)
Plus:
a)	Stock-based compensation	0.10	0.09	0.42	0.36
b)	Litigation reserve	—	—	0.13	0.42
c)	Amortization of acquisition-related intangible assets	0.01	0.01	0.01	0.01
d)	Chief executive officer transition costs	—	0.06	0.05	0.06
e)	Amortization of fair value of a common stock warrant issued in connection with debt financing	—	—	0.01	—

Non-GAAP net loss per share of common stock, basic and diluted		$(0.13)	$(0.30)	$(1.11)	$(0.69)

Shares used in computing basic and diluted non-GAAP net loss per share of common stock		18,307,063	17,616,664	17,968,034	17,377,503
GAAP loss from operations		$(3,557)	$(7,932)	$(28,941)	$(26,071)

Plus stock-based compensation:
	Costs of revenues	$69	$82	$320	$346
	Research and development	217	273	1,126	1,131
	Sales and marketing	538	630	2,714	2,217
	General and administrative	933	643	3,389	2,480

		1,757	1,628	7,549	6,174

	Litigation reserve	—	—	2,350	7,250
	Amortization of acquisition-related intangible assets	73	73	290	97
	Chief executive officer transition costs	—	1,115	911	1,115

Non-GAAP loss from operations		$(1,727)	$(5,116)	$(17,841)	$(11,435)

Non-GAAP Financial Measures

        In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we report non-GAAP net income (loss), and non-GAAP income (loss) from operations which both exclude stock-based compensation expense, amortization of intangible assets related to the company's acquisition of Identity Networks in the third fiscal quarter of 2011, chief executive officer transition costs, amortization of the fair value of a common stock warrant issued in connection with debt financing and other items outside the ordinary course of business such as litigation reserves expense, plus non-GAAP net loss per share of common stock, basic and diluted. We believe that our non-GAAP net income (loss) and non-GAAP income (loss) from operations provide useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations. We also believe the non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow us, all of whom will present non-GAAP projections in their published reports. As such, the non-GAAP measures we provide facilitate a more direct comparison of our performance with the financial projections published by the analysts as well as our competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind our decision to use such non-GAAP measures is that such measures approximate our controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, our management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of our stock price and changing interest rates. In addition, our management does not consider the amortization of intangible assets related to the company's acquisition of Identity Networks relevant when comparing our performance to prior periods. We believe that all of these excluded expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred, even though these excluded items may be incurred and reflected in our GAAP financial results.

        The material limitation associated with the use of non-GAAP financial measures is that the non-GAAP measures may not reflect the full economic impact of our activities. Our non-GAAP measures may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

        In addition to the reasons stated above, which are generally applicable to each of the items we exclude from our non-GAAP financial measures, we believe it is appropriate to exclude certain items for the following reasons:

        Stock-Based Compensation.    When evaluating the performance of our consolidated results, we do not consider stock-based compensation charges when operating our business (rather, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution). Likewise, our management team excludes stock-based compensation expense from our operating plans and is held accountable for cash-based compensation. We exclude stock-based compensation charges from our non-GAAP financial measures primarily because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

        Amortization of intangible assets.    We exclude amortization of acquired intangible assets because it is non-cash in nature and because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors' operating results.

        Chief Executive Officer transition costs.    We exclude chief executive officer transition costs when evaluating the performance of our consolidated results. We believe these costs are unusual in nature and do not expect them to recur in the ordinary course of our business. We further believe these costs are unrelated to the ongoing operation of our business in the ordinary course.

        Other Items.    We exclude items such as litigation reserves expense and the amortization of the fair value of a common stock warrant issued in connection with a debt financing when evaluating the performance of our consolidated results. We believe these costs are unusual in nature and we do not expect them to recur in the ordinary course of our business. We further believe these costs are unrelated to the ongoing operation of our business in the ordinary course.

        The following table sets forth selected consolidated statements of cash flows data for the years ended December 31, 2012 and 2011:

MERU NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Years ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,088)	$(26,694)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,211	724
Stock-based compensation	7,549	6,174
Accrued interest on long-term debt	631	—
Amortization of issuance costs	169	44
Provision for (recovery of) bad debt	(10)	143
Changes in operating assets and liabilities:
Accounts receivable, net	(1,991)	(4,292)
Inventory	(2,304)	(1,912)
Deferred inventory costs	57	1,238
Prepaid expenses and other assets	163	(325)
Accounts payable	(2,706)	1,431
Accrued liabilities	903	1,483
Deferred revenue	2,045	(416)

Net cash used in operating activities	(25,371)	(22,402)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,942)	(1,360)
Purchases of short-term investments	—	(9,996)
Proceeds from maturities of short-term investments	5,000	10,000
Investment in non-marketable securities	—	(1,250)
Net cash paid in purchase of business	(300)	(2,217)

Net cash provided by (used in) investing activities	2,758	(4,823)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of issuance costs	11,489	—
Proceeds from issuance of common stock	74	2,078
Proceeds from employee stock purchase plan	566	1,306
Taxes paid related to net share settlement of equity awards	(262)	(151)
Repayment of long-term debt	(1,578)	(2,852)

Net cash provided by financing activities	10,289	381

Effect of exchange rate changes on cash and cash equivalents	(80)	(167)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,404)	(27,011)
CASH AND CASH EQUIVALENTS—Beginning of period	35,259	62,270

CASH AND CASH EQUIVALENTS—End of period	$22,855	$35,259

Corporate Governance

        We announced on February 19, 2013 that three of our current board members had assumed new leadership positions on our board of directors and committees. Harold (Harry) Copperman, a member since 2010, has been named Lead Director. Chuck Kissner, a member since 2011, has been named Chairman of the Nominating and Governance Committee and Barry Newman, a member since 2006, has been named Chairman of the Audit Committee.

RISK FACTORS

        An investment in shares of our common stock involves a high degree of risk. In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed under "Risk Factors" in the accompanying prospectus, as well as those described in "Item 1A. Risk Factors" in our quarterly report on Form 10-Q for the quarter ended September 30, 2012, and in other documents that we subsequently file with the Securities and Exchange Commission (the "SEC") that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus. See "Where You Can Find More Information." Additional risks not currently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. If any of the events anticipated by the risks described occur, our results of operations and financial condition could be adversely affected, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Related to Our Business and Industry

We expect to incur operating losses throughout 2013 that, absent additional financing, would result in lower cash balances on hand by the end of 2013.

        We expect to incur operating losses and continued cash usage in 2013 as a result of expenses associated with the continued development and expansion of our business. As of December 31, 2012, we had cash and cash equivalents balances of $22.9 million.

        While we believe our cash and cash equivalents will be sufficient to meet our anticipated cash needs for the next 12 months from the date of this prospectus, if we do not raise additional financing, our cash balances will be reduced to comparatively lower levels over the next twelve months. Should these lower cash balances materialize, it could make it more difficult to obtain new customers and retain existing customers. In addition, we could see increased employee attrition and difficulty attracting new employees. These developments could materially and adversely impact our business and operating results.

Our future capital needs are uncertain and we may need to raise additional funds in the future, and if we require additional funds in the future, such funds may not be available on acceptable terms, or at all.

        We believe that our existing cash and cash equivalents and short-term investments will be sufficient to meet our anticipated cash requirements for the next 12 months. We may, however, need to raise substantial additional capital due to changes in business conditions or other future developments or in order to:

  •
  expand the commercialization of our products;

  •
  fund our operations;

  •
  continue our research and development;

  •
  defend, in litigation or otherwise, any claims that we infringe third-party patents or violate other intellectual property rights;

  •
  commercialize new products;

  •
  service our debt obligations and avoid any restrictions on our operations that may result from a failure to do so; and

  •
  acquire companies and in-licensed products or intellectual property.

        Our future funding requirements will depend on many factors, including:

  •
  successful implementation of, and achieving benefits from, our marketing activities;

  •
  market acceptance of our products;

  •
  the cost of our research and development activities;

  •
  the cost of filing and prosecuting patent applications;

  •
  the cost of defending, in litigation or otherwise, any claims that we infringe third-party patents or violate other intellectual property rights;

  •
  the cost and timing of establishing additional sales, marketing and distribution capabilities;

  •
  the cost and timing of establishing additional technical support capabilities;

  •
  the effect of competing technological and market developments; and

  •
  the market for such funding requirements and overall economic conditions.

        We may require additional funds in the future and we may not be able to obtain such funds on acceptable terms, or at all. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. The holders of new equity securities may also receive rights, preferences or privileges that are senior to those of existing holders of our common stock. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our stockholders. If we do not have, or are not able to obtain, sufficient funds, we would be required to modify our growth and operating plans to the extent of available funding, which would harm our ability to grow our business. We may also have to delay development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our products, or grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to liquidate some or all of our assets, or delay, reduce the scope of or eliminate some or all of our development programs. We also may have to reduce sales, marketing, customer support or other resources devoted to our products or cease operations. Any of these factors could harm our operating results.

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

        Our quarterly and annual operating results have varied significantly in the past and could vary significantly in the future, which makes it difficult for us to predict our future operating results. Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing and volatile U.S., European and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. A significant portion of our quarterly sales typically occurs during the last month of the quarter, often within the last few weeks or days of the quarter. As a result, our quarterly operating results are difficult to predict even in the near term and a delay in an anticipated sale past the end of a particular quarter may negatively impact our results of operations for that quarter, or in some cases, that year. A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as has occurred recently and at other times in the past, or if the guidance we provide to the market falls below the expectations of investors or securities analysts, as has occurred recently and at other times in the past, the price of our common stock could decline substantially. Such a stock price decline could occur, and has occurred in the past, even when we have met our publicly stated revenue and/or earnings guidance.

        In addition to other risks listed in this "Risk Factors" section, factors that may affect our operating results include, but are not limited to:

  •
  fluctuations in demand, including due to seasonality, for our products and services. For example, many companies in our industry experience adverse seasonal fluctuations in customer spending patterns, particularly in the first and third quarters; we have experienced these seasonal fluctuations in the past and expect that this trend will continue in the future;

  •
  fluctuations in sales cycles and prices for our products and services;

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  reductions in customers' budgets for information technology purchases and delays in their purchasing cycles;

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  general economic or political conditions in our domestic and international markets, in particular the recent deficit spending and government debt issues surrounding the U.S. and Euro zone economies;

  •
  limited visibility into customer spending plans;

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  changing market conditions, including current and potential customer consolidation;

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  variation in sales channels, product costs or mix of products sold;

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  the timing of recognizing revenue in any given quarter as a result of revenue recognition accounting rules, including the extent to which sales transactions in a given period are unrecognizable until a future period or, conversely, the satisfaction of revenue recognition rules in a given period resulting in the recognition of revenue from transactions initiated in prior periods;

  •
  the sale of our products in the timeframes we anticipate, including the number and size of orders, and the product mix within any such orders, in each quarter;

  •
  our ability to develop, introduce and ship in a timely manner new products and product enhancements that meet customer requirements;

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  the timing and execution of product transitions or new product introductions, including any related or resulting inventory costs;

  •
  delays in customer purchasing cycles in response to our introduction of new products or product transitions;

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  customer acceptance of new product introductions. For example, we recently introduced new virtualized solutions and software upgrades. These new products may not achieve any significant degree of market acceptance or be accepted into our sales channel by our channel partners. Furthermore, many of our target customers have not purchased products similar to these and might not have a specific budget for the purchase of these products;

  •
  unpredictability in the development of core, new or adjacent markets, including the public cloud computing market;

  •
  the timing of product releases or upgrades by us or by our competitors;

  •
  any significant changes in the competitive dynamics of our markets, including new entrants or substantial discounting of products;

  •
  our ability to control costs, including our operating expenses and the costs of the components we purchase;

  •
  our ability to establish and maintain successful relationships with channel partners, and the effectiveness of any changes we make to our distribution model;

  •
  any decision to increase or decrease operating expenses in response to changes in the marketplace or perceived marketplace opportunities; and

  •
  our ability to derive benefits from our investments in sales, marketing, engineering or other activities.

We have a limited operating history, which makes it difficult to predict our future operating results.

        We were incorporated in January 2002 and began commercial shipments of our products in December 2003. As a result of our limited operating history, it is very difficult to forecast our future operating results. We face challenges in our business and financial planning as a result of the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to more mature companies with longer operating histories. These uncertainties make it difficult to predict our future operating results. If the assumptions we use to plan our business are incorrect or change in reaction to a change in our markets, our financial results could suffer.

We have incurred significant losses since inception, and could continue to incur losses in the future.

        We have incurred significant losses since our inception, including net losses of $31.1 million, $26.7 million and $36.6 million during the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012, we had an accumulated deficit of $253.0 million. These losses have resulted principally from costs incurred in our research and development programs and sales and marketing programs. We expect to incur operating losses in the future as a result of the expenses associated with the continued development and expansion of our business. Additionally, our general and administrative expenses have increased due to the additional operational and reporting costs associated with being a public company. We may also increase our research and development expenses. Our ability to attain profitability in the future will be affected by, among other things, our ability to execute on our business strategy, the continued acceptance of our products, the timing and size of orders, the average selling prices of our products, the costs of our products, and the extent that we invest in our sales and marketing, research and development, and general and administrative resources. Even if we do achieve profitability, we may not be able to sustain or increase our profitability. As a result, our business could be harmed and our stock price could decline.

Fluctuations in our revenues and operating results could cause the market price of our common stock to decline.

        Our revenues and operating results are difficult to predict, even in the near term. Our historical operating results have in the past fluctuated significantly, and may continue to fluctuate in the future, as a result of a variety of factors, many of which are outside of our control. As a result, comparing our revenues and operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. We may not be able to accurately predict our future revenues or results of operations. We base our current and future expense levels on our operating plans and sales forecasts, and our operating costs are relatively fixed in the short-term. As a result, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter. It is possible that our operating results in some periods may be below market expectations. This would likely cause the market price of our common stock to decline.

In addition to the other risk factors listed in this section, our operating results are affected by a number of factors, including:

  •
  our sales volume;

  •
  fluctuations in demand for our products and services, including seasonal variations;

  •
  average selling prices and the potential for increased discounting of products by us or our competitors;

  •
  the timing of revenue recognition in any given period as a result of revenue recognition guidance under accounting principles generally accepted in the U.S.;

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  our ability to forecast demand and manage lead times for the manufacturing of our products;

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  shortages in the availability of components used in our products, including components whose manufacturing lead times have increased significantly or may increase in the future;

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  our ability to control costs, including our operating expenses and the costs of the components we purchase;

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  our ability to develop and maintain relationships with our channel partners;

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  our ability to develop and introduce new products and product enhancements that achieve market acceptance;

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  any significant changes in the competitive dynamics of our markets, including new entrants, or further consolidation;

  •
  reductions in customers' budgets for information technology purchases and delays in their purchasing cycles;

  •
  changes in the regulatory environment for the certification and sale of our products;

  •
  claims of intellectual property infringement against us and any resulting temporary or permanent injunction prohibiting us from selling our products or the requirement to pay damages or expenses associated with any such claims; and

  •
  general economic conditions in our domestic and international markets.

        Further, as a result of customer buying patterns, historically we have received a substantial portion of a quarter's sales orders and generated a substantial portion of a quarter's revenues during the last two weeks of the quarter. If expected revenues at the end of any quarter are delayed for any reason, including the failure of anticipated purchase orders to materialize, our inability to deliver products prior to quarter-end to fulfill purchase orders received near the end of the quarter, our failure to manage inventory properly in a way to meet demand, or our inability to release new products on schedule, our revenues for that quarter could be materially and adversely affected and could fall below market expectations.

        As a result of the above factors, or other factors, our operating results in one or more future periods may fail to meet or exceed the expectations of securities analysts or investors. In that event, the trading price of our common stock would likely decline.

We compete in a rapidly evolving market, and the failure to respond quickly and effectively to changing market requirements could cause our business and operating results to decline.

        The wireless networking market is characterized by rapidly changing technology, changing customer needs, evolving industry standards and frequent introductions of new products and services. In order to deliver a competitive wireless LAN, our virtualized wireless LAN solution must be capable of operating with an ever increasing array of wireless devices and an increasingly complex network environment. In addition, our products are designed to be compatible with industry standards for communications over wireless networks. As new wireless devices are introduced and standards in the wireless networking market evolve, we may be required to modify our products and services to make them compatible with these new products and standards. Likewise, if our competitors introduce new products and services that compete with ours, we may be required to reposition our product and service offerings or introduce new products and services in response to such competitive pressure. For example, the Institute of Electrical and Electronics Engineers, or IEEE, is expected to approve a new standard, IEEE 802.11ac, in 2013. This is a major upgrade of IEEE 802.11 technologies that is designed to enable very high throughput operation for stations in Wi-Fi networks. We are actively working on developing IEEE 802.11ac solutions with our silicon partners. We may not be successful in modifying our current products or introducing new ones in a timely or appropriately responsive manner, or at all. If we fail to address these changes successfully, our business and operating results could be materially harmed.

We must increase market awareness of our brand and our solution and develop and expand our sales channels, and if we are unsuccessful, our business, financial condition and operating results could be adversely affected.

        We must improve the market awareness of our brand and solution and expand our relationships with our channel partners in order to increase our revenues. Further, we believe that we must continue to develop our relationships with new and existing channel partners to effectively and efficiently extend our geographic reach and market penetration. Our efforts to improve sales of our solution could result in a material increase in our sales and marketing expense and general and administrative expense, and there can be no assurance that such efforts will be successful. If we are unable to significantly increase the awareness of our brand and solution, expand our relationships with channel partners, or effectively manage the costs associated with these efforts, our business, financial condition and results of operations could be materially and adversely affected.

We compete in highly competitive markets, and competitive pressures from existing and new companies may harm our business and operating results.

        The markets in which we compete are highly competitive and influenced by the following competitive factors:

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  performance, reliability and predictability of wireless networking solutions;

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  initial price and total cost of ownership;

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  comprehensiveness of the solution;

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  ability to provide quality customer service and support;

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  interoperability with other devices;

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  scalability of solution;

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  ability to provide secure mobile access to the network; and

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  ability to bundle wireless products with other networking offerings.

        We expect competition to intensify in the future as other companies introduce new products into our markets. This competition could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results or financial condition. If we do not keep pace with product and technology advances, there could be a material and adverse effect on our competitive position, revenues and prospects for growth.

        A number of our current or potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources than we. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, devote greater resources to the promotion and sale of their products and services, initiate or withstand substantial price competition, take advantage of acquisitions or other opportunities more readily and develop and expand their product and service offerings more quickly than we. Our competitors with larger volumes of orders and more diverse product offerings may require our VARs and distributors to stop selling our products, or to reduce their efforts to sell our products, which could harm our business and results of operations. In addition, certain of our competitors offer, or may in the future offer, more diverse product offerings and may be able to bundle wireless products with other networking offerings. Potential customers may prefer to purchase all of their equipment from a single provider, or may prefer to purchase wireless networking products from an existing supplier rather than a new supplier, regardless of product performance or features.

        We expect increased competition if our market continues to expand. Conditions in our markets could change rapidly and significantly as a result of technological advancements or other factors. In addition, current or potential competitors may be acquired by third parties with greater available resources, such as Cisco's acquisition of Meraki, Motorola's acquisition of Symbol Technologies, Hewlett-Packard's acquisition of Colubris Networks and Juniper Networks' acquisition of Trapeze Networks. As a result of such acquisitions, our current or potential competitors might take advantage of the greater resources of the larger organization to compete with us. Continued industry consolidation may adversely impact customers' perceptions of the viability of smaller and even medium-sized wireless networking companies and, consequently, customers' willingness to purchase from such companies.

If we are unable to hire, integrate and retain qualified personnel, our business will suffer.

        Our future success depends, in part, on our ability to continue to attract, integrate and retain highly skilled personnel. Our inability to attract, integrate or retain qualified personnel, or delays in hiring required personnel, particularly in engineering and sales, may seriously harm our business, financial condition and results of operations. Competition for highly skilled personnel is frequently intense, especially in the locations where we have a substantial presence and need for highly-skilled personnel, including the San Francisco Bay Area and India. We may not be successful in attracting qualified personnel to fulfill our current or future needs.

        If we cannot effectively integrate and retain key employees, the execution of our business strategy may be significantly delayed or adversely impacted. For example, on March 18, 2012, our Board of Directors appointed Dr. Bami Bastani as our president and CEO and a member of our Board of Directors. During 2011, we hired a senior vice president to run our worldwide sales, service and support organization and a senior vice president to run our engineering organization. Our success in the subsequent periods will depend a significant part on our ability to integrate them into our operations and their ability to enhance and implement our operations and strategy.

        Often, significant amounts of time and resources are required to train technical, sales and other personnel. Qualified individuals are in high demand. We have increased our investment in field sales personnel and we have no assurance that they will become fully productive in the time periods anticipated. We may incur significant costs to attract and retain them, and we may lose new employees to our competitors or other technology companies before we realize the benefit of our investment in recruiting and training them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, and we may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business would suffer.

        None of our employees have employment agreements for specific terms, and any of our employees may terminate their employment at any time. Volatility or lack of performance in our stock price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of stock or stock options. Employees may be more likely to leave us if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the options, or if the exercise prices of the options that they hold are significantly above the market price of our common stock. The loss of services of key employees could significantly delay or prevent the achievement of our strategic objectives, which could adversely affect our business and operating results.

Our strategy to invest in sales and marketing programs and personnel may not generate the revenue increases anticipated or such revenue increases may only be realized over a longer period than currently expected.

        In early 2011, we substantially expanded our field sales organization to provide improved coverage of the growing number of business opportunities in our target markets, approximately doubling our sales headcount by early 2012. In addition, in late 2011 and early 2012, we made a variety of investments in marketing programs to complement the expansion of our field sales headcount. However, beginning in the second quarter of 2012, we took steps to bring our sales and marketing expenses in line with our revenue expectations. Market awareness of our capabilities and products is essential to our continued growth and our success in all of our markets. If our marketing programs are not successful in creating market awareness of our company and products or the timing and degree of increased revenues resulting from our increased sales and marketing efforts does not meet our expectations, our business, financial condition and results of operations may suffer materially, and we will not be able to achieve sustained growth.

Claims by others that we infringe their proprietary technology could harm our business.

        Our industry is characterized by vigorous protection and pursuit of intellectual property rights, which has resulted in protracted and expensive litigation for many companies. Third parties, including some of our competitors, have asserted and may in the future assert claims of infringement of intellectual property rights against us or against our customers or channel partners for which we may be liable. Any claims or proceedings against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, result in the diversion of significant operational resources, require us to enter into royalty or licensing agreements, or require expensive changes to our products. As a result, these claims could materially and adversely affect our business, results of operations, cash flows and financial position. For example:

  •
  We previously received letters from, and had lengthy discussions with Motorola, one of our competitors with a large patent portfolio and substantial resources, alleging that our products infringe upon certain of its patents. Those negotiations ultimately resulted in us entering into a cross-license with Motorola under which we agreed to pay Motorola $7.3 million, which was paid out during the quarter ended September 30, 2011.

  •
  In May 2010, Extricom Ltd., filed suit against us in the Federal District Court of Delaware asserting infringement of U.S. Patent No. 7,697,549. The litigation was dismissed after the parties entered into a settlement, license and release agreement on April 13, 2012, in which we agreed to a one-time payment of approximately $2.4 million to Extricom Ltd., and we and

    Extricom Ltd. each agreed to a cross-license of each other's patents in exchange for a full release and settlement of the litigation.

        In addition, the following lawsuits claiming patent infringement currently are pending, and for which we are unable to determine the outcome. Accordingly, we cannot estimate the potential financial impact these actions could have on our business, results of operations, cash flows and financial position.

  •
  On October 22, 2010, EON Corp. IP Holdings, LLC ("EON"), filed suit against us and several other defendants in the United States District Court for the Eastern District of Texas, asserting infringement of U.S. Patent No. 5,592,491. The defendants filed a joint motion to transfer the case to the Northern District of California, and on January 9, 2012, the Texas court granted the motion to transfer. On February 29, 2012, the case was transferred to the Northern District of California, and was initially assigned to the Honorable Edward M. Chen. EON has amended its complaint twice to add additional defendants and to add specificity to certain of its claims. Our response to EON's Second Amended Complaint was filed on August 13, 2012, denying the allegations of the complaint, and asserting that the EON patent is not infringed and is invalid. The case has been recently re-assigned to the Honorable Jon S. Tigar and it appears that case schedule will not change, including the Markman hearing currently scheduled for April 1 and April 2, 2013. The EON Second Amended Complaint seeks unspecified monetary damages and injunctive relief.

  •
  On May 6, 2011, Linex Technologies, Inc. filed suit against us and Hewlett-Packard, Apple, Aruba Networks, and Ruckus Wireless in the United States District Court of Delaware, asserting infringement of U.S. Patent Nos. 6,757,322 ("'322 patent") and RE42,219("'219 patent"). On June 2, 2011, the United States International Trade Commission instituted a Section 337 Investigation, based on allegations that Linex's'322 and '219 patents, which allegedly relate to multiple-input-multiple-output technology, are infringed by 802.11n products imported and sold by us—as well as by Hewlett-Packard, Apple, Aruba Networks, and Ruckus Wireless. The case in Delaware was stayed due to the pending ITC investigation. On April 2, 2012, Linex filed a motion to terminate the Investigation based on the withdrawal of its complaint. On April 3, 2012, Administrative Law Judge Thomas B. Pender granted Linex's motion and as a result, the Investigation has been terminated in its entirety. After the termination of the Investigation, Linex restarted the Delaware case, and added U.S. Patent No. RE43,812. On October 15, 2012, the defendants filed a motion to transfer the case to the Northern District of California, which was granted on January 7, 2013. The case is now pending before the Honorable Claudia Wilken in the Northern District of California, and a case management conference has been scheduled for May 1, 2013, but no case schedule has currently been set. The Linex Second Amended Complaint seeks unspecified monetary damages and injunctive relief.

  •
  On August 15, 2012, ReefEdge Networks, LLC ("ReefEdge") filed separate suits against us and various other defendants, including, Cisco Systems, Aruba Networks, Dell Computers, and Ruckus Wireless, in the United States District Court for the District of Delaware, asserting infringement of U.S. Patent No. 6,633,761; U.S. Patent No. 6,975,864; and U.S. Patent No. 7,197,308. We filed our answer to the complaint on October 8, 2012, and no case schedule has currently been set for this action. The ReefEdge complaint seeks unspecified monetary damages and injunctive relief.

        As our business expands and the number of products and competitors in our market increases and overlaps occur, we expect that infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we will be successful in defending ourselves against intellectual property claims. In addition, because we currently have a limited portfolio of issued patents compared to our major competitors, we may not be able to effectively utilize our intellectual property portfolio to assert defenses or counterclaims in response to patent infringement claims or litigation brought against us by third parties. Further, litigation may involve patent holding companies or other adverse patent owners who have no relevant product revenues and against whom our potential patents may provide little or no deterrence. Many of these potential litigants have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. A successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing certain products or performing certain services. We may also be required to seek a license and pay royalties for the use of such intellectual property, which may not be available on commercially acceptable terms or at all. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and may ultimately not be successful.

        In addition, much of our business relies on, and many of our products incorporate, proprietary technologies of third parties. We may not be able to obtain, or continue to obtain, licenses from such third parties on reasonable terms, and such licensing may increase our exposure to claims of infringement by other third parties.

If we are unable to protect our intellectual property rights, our competitive position could be harmed or we could be required to incur significant expenses to enforce our rights.

        We depend on our ability to protect our proprietary technology. We protect our proprietary information and technology through licensing agreements, nondisclosure agreements and other contractual provisions, as well as through patent, trademark, copyright and trade secret laws in the U.S. and similar laws in other countries. These protections may not be available in all cases or may be inadequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. The laws of some foreign countries may not be as protective of intellectual property rights as those in the United States, and mechanisms for enforcement of intellectual property rights may be inadequate. For example, the laws of India, where we conduct significant research and development activities, do not protect our proprietary rights to the same extent as the laws of the U.S. In addition, third parties may seek to challenge, invalidate or circumvent our patents, trademarks, copyrights and trade secrets, or applications for any of the foregoing. Our competitors may independently develop technologies that are substantially equivalent, or superior, to our technology or design around our proprietary rights. In each case, our ability to compete could be significantly impaired.

        To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement or misappropriation of our proprietary rights against third parties. Any such action could result in significant costs and diversion of our resources and management's attention, and there can be no assurance that we will be successful in such action. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights than we. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing or misappropriating our intellectual property.

        We have a limited patent portfolio. To date, we have not applied for patent protection outside of the U.S. While we plan to protect our intellectual property with, among other things, patent protection, there can be no assurance that:

  •
  current or future U.S. or future foreign patent applications will be approved;

  •
  our issued patents will protect our intellectual property and not be held invalid or unenforceable if challenged by third parties;

  •
  we will succeed in protecting our technology adequately in all key jurisdictions in which we or our competitors operate;

  •
  the patents of others will not have an adverse effect on our ability to do business; or

  •
  others will not independently develop similar or competing products or methods or design around any patents that may be issued to us.

        The failure to obtain patents with claims of a scope necessary to cover our technology, or the invalidation or our patents, or our inability to protect any of our intellectual property, may weaken our competitive position and may materially and adversely affect our business and results of operations.

        We might be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results and financial condition.

If the demand for wireless networks does not continue to develop as we anticipate, demand for our virtualized wireless LAN solution may not grow as we expect.

        The success of our business depends on enterprises continuing to adopt wireless networks for use with their business-critical applications. The market for enterprise-wide wireless networks has only developed in recent years as enterprises have deployed wireless networks to take advantage of the convenient access to the network that they provide. As businesses seek to run their business-critical applications on these wireless networks, they recognize the limitations of other wireless solutions and the need for our virtualized wireless LAN solution. Ultimately, however, enterprises may not elect to deploy wireless networks and may not elect to run their business-critical applications on a wireless network. Accordingly, demand for our solution may not continue to develop as we anticipate, or at all.

Our sales cycles can be long and unpredictable. As a result, our sales are difficult to predict and may vary substantially from quarter to quarter, which may cause our operating results to fluctuate significantly.

        The timing of our sales is difficult to predict. Our sales efforts involve educating our customers about the use and benefits of our virtualized wireless LAN solution, including the technical capabilities of our products and the potential cost savings achievable by organizations deploying our solution. Customers typically undertake a significant evaluation process, which frequently involves not only our products but also those of our competitors and can result in a lengthy sales cycle. We spend substantial time, effort and money in our sales efforts without any assurance that our efforts will produce any sales. In addition, purchases of our virtualized wireless LAN solution are frequently subject to budget constraints, multiple approvals, and unplanned administrative, processing and other delays. If sales expected from a specific customer for a particular quarter are not realized in that quarter or at all, our operating results could be materially and adversely affected.

Our revenues may decline as a result of changes in public funding of educational institutions.

        We have historically generated a substantial portion of our revenues from sales to educational institutions. Public schools receive funding from local tax revenue, and from state and federal governments through a variety of programs, many of which seek to assist schools located in underprivileged or rural areas. We believe that the funding for a substantial portion of our sales to educational institutions comes from federal funding, in particular the E-Rate program. E-Rate is a program of the Federal Communications Commission that subsidizes the purchase of approved telecommunications, Internet access, and internal connections costs for eligible public educational institutions. In the event that the federal government reduces the amounts dedicated to the E-Rate program in future periods, or eliminates the program completely, our sales to educational institutions may be reduced. Furthermore, if state or local funding of public education is significantly reduced because of legislative changes or by fluctuations in tax revenues due to changing economic conditions, our sales to educational institutions may be negatively impacted. Any reduction in spending on information technology systems by educational institutions would likely materially and adversely affect our business and results of operations.

Seasonality may cause fluctuations in our operating results.

        We believe that there can be significant seasonal factors that may cause the first and third quarters of our fiscal year to have relatively weaker products revenues than the second and fourth fiscal quarters. We believe that this seasonality results from a number of factors, including:

  •
  customers with a December 31 fiscal year end may choose to spend remaining budgets before their year end resulting in a positive impact on our products revenues in the fourth quarter of our fiscal year;

  •
  the structure of our direct sales compensation program may provide additional financial incentives to our sales personnel for exceeding their annual goals;

  •
  the timing of our annual training for the entire sales force in our first fiscal quarter combined with the above fourth quarter factors can potentially cause our first fiscal quarter to be seasonally weak;

  •
  many of our education customers have procurement and deployment cycles that can result in stronger order flow in our second fiscal quarter than other quarters assuming the continued availability of traditional funding sources, such as the E-Rate program in the United States; and

  •
  seasonal reductions in business activity during the summer months in the United States, Europe and certain other regions may have a negative impact on our third quarter revenues.

        We believe that our historical growth, variations in the amount of orders booked in a prior quarter but not shipped until a later quarter and other variations in the amount of deferred revenues may have overshadowed the nature or magnitude of seasonal or cyclical factors that might have influenced our business to date. In addition, the timing of one or more large transactions may overshadow seasonal factors in any particular quarterly period. Seasonal or cyclical variations in our operations may become more pronounced over time and may materially affect our results of operations in the future.

The average sales prices of our products may decrease.

        The average sales prices for our products may decline for a variety of reasons, including competitive pricing pressures, a change in our mix of products, anticipation of the introduction of new products or promotional programs. The markets in which we compete are highly competitive and we expect this competition to increase in the future, thereby leading to increased pricing pressures. Larger competitors with more diverse product offerings may reduce the price of products that compete with ours in order to promote the sale of other products or may bundle them with other products. For example, some of our large competitors who provide network switching equipment may offer a wireless overlay network at very low prices or on a bundled basis. Furthermore, average sales prices for our products have typically decreased over product life cycles. A decline in our average selling prices in excess of our expectations may harm our operating results.

We expect our gross margin to vary over time, and our level of gross margin may not be sustainable.

        Our level of gross margin may not be sustainable and may be adversely affected by numerous factors, including:

  •
  increased price competition;

  •
  changes in customer or product and service mix;

  •
  introduction of new products;

  •
  our ability to reduce production costs;

  •
  increases in material or labor costs;

  •
  increased costs of licensing third party technologies that are used in our products;

  •
  excess inventory, inventory holding charges and obsolescence charges;

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  the timing of revenue recognition and revenue deferrals;

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  changes in our distribution channels or with our channel sales partners;

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  increased warranty costs; and

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  inbound shipping charges.

        As a result of any of these factors, or other factors, our gross margin may be adversely affected, which in turn would harm our operating results.

We rely on channel partners to generate a substantial majority of our revenues. If our partners fail to perform, our operating results could be materially and adversely affected.

        A substantial majority of our revenues is generated through sales by our channel partners, which are distributors and VARs. Sales through our channel partners accounted for 94%, 92% and 88% of our total net revenues during the year ended December 31, 2012, 2011 and 2010, respectively. To the extent our channel partners are unsuccessful in selling our products, or we are unable to obtain and retain a sufficient number of high-quality channel partners, our operating results could be materially and adversely affected.

        Westcon Group, Catalyst Telecom and SiraCom distribute a significant amount of our products worldwide. Resale of product through Westcon Group, Catalyst Telecom and SiraCom accounted for 57%, 53% and 51%, of our worldwide net revenues in 2012, 2011 and 2010, respectively. Resale of product through Ingram Micro, although less than 10% in 2011 and 2010, accounted for 11% of our worldwide net revenues in 2012.

        Our channel partners may be unsuccessful in marketing, selling and supporting our products and services. They may also market, sell and support products and services that are competitive with ours, and may devote more resources to the marketing, sales and support of such products. They may have incentives to promote our competitors' products in lieu of our products, particularly for our competitors with larger volumes of orders, more diverse product offerings and a longer relationship with our VARs or distributors. In these cases, our channel partners may stop selling our products completely. New sales channel partners may take several months or more to achieve significant sales. Our channel partner sales structure could subject us to lawsuits, potential liability and reputational harm if, for example, any of our channel partners misrepresents the functionality of our products or services to customers, violate laws or our corporate policies. If we fail to effectively manage our existing or future sales channel partners, our business would be seriously harmed.

We base our inventory purchase decisions on our forecasts of customers' demand, and if our forecasts are inaccurate, our operating results could be materially harmed.

        We place orders with our manufacturers based on our forecasts of our customers' demand. Our forecasts are based on multiple assumptions, each of which may introduce errors into our estimates affecting our ability to service our customers. When demand for our products increases significantly, we may not be able to meet demand on a timely basis, and we may need to expend a significant amount of time working with our customers to allocate limited supply and maintain positive customer relations, or we may incur additional costs in order to rush the manufacture and delivery of additional inventory. If we underestimate customer demand, we may forego revenue opportunities, lose market share and damage our customer relationships. Conversely, if we overestimate customer demand, we may purchase more inventory than we are able to sell when we expect to or at all. As a result, we could have excess or obsolete inventory, resulting in a decline in the value of our inventory, which would increase our costs of revenues and reduce our liquidity. Our failure to accurately manage inventory against demand would adversely affect our operating results.

Our virtualized wireless LAN solution incorporates complex technology and may contain defects or errors, which could cause harm to our reputation and adversely affect our business.

        Our virtualized wireless LAN solution incorporates complex technology and must operate with a significant number and types of wireless devices, which attempt to run new and complex applications in a variety of environments that utilize different wireless communication industry standards. Our products have contained and may in the future contain defects or errors. In some cases, these defects or errors have delayed the introduction of our new products. Some errors in our products may only be discovered after a product has been installed and used by customers. These issues are most prevalent when new products are introduced into the market. Any errors or defects discovered in our products, after commercial release could result in loss of revenues or delay in revenue recognition, loss of customers, damage to our brand and reputation, and increased service and warranty cost, any of which could materially and adversely affect our business and operating results.

        We could face claims for product liability, tort or breach of warranty, including claims relating to changes to our products made by our channel partners. Our contracts with customers contain provisions relating to warranty disclaimers and liability limitations, which may not be upheld. Defending a lawsuit, regardless of its merit, is costly and may divert management's attention and adversely affect the market's perception of us and our products.

If we fail to develop new products and enhancements to our virtualized wireless LAN solution, we may not be able to remain competitive.

        We must develop new products and continue to enhance our virtualized wireless LAN solution to meet rapidly evolving customer requirements. If we fail to develop new products or enhancements to our existing products, our business could be adversely affected, especially if our competitors are able to introduce products with enhanced functionality. In addition, as new mobile applications are introduced, our success may depend on our ability to provide a solution that supports these applications.

        We are subject to a number of industry standards established by various standards bodies, such as the IEEE, and we design our products to comply with these standards. As new industry standards emerge, we could be required to invest a substantial amount of resources to develop new products that comply with these standards. For example, we devoted a substantial amount of our research and development resources to design a virtualized wireless LAN solution that could optimize the performance allowed by the 802.11n standard. In addition, the IEEE is expected to approve a new standard, IEEE 802.11ac, in 2013. This is a major upgrade of IEEE 802.11 technologies that is designed to enable very high throughput operation for stations in Wi-Fi networks. We are actively working on developing IEEE 802.11ac solutions with our silicon partners. If we are not able to adapt to new or changing standards that are ratified by the IEEE or other standards bodies, our ability to sell our products may be adversely affected and we may not realize the benefits of our research and development efforts.

        Our research and development efforts relating to new products and technologies are time-consuming, costly and complex. If we expend a significant amount of resources on research and development and our efforts do not lead to the successful introduction of products that are competitive in the marketplace, this could materially and adversely affect our business and operating results.

Although certain technical problems experienced by users may not be caused by our virtualized wireless LAN solution, our business and reputation may be harmed if users perceive our solution as the cause of a slow or unreliable network connection.

        Our solution has been deployed in many different environments and is capable of providing wireless access to many different types of wireless devices operating a variety of applications. The ability of our virtualized wireless LAN solution to operate effectively can be negatively impacted by many different elements unrelated to our products. For example, a user's experience may suffer from an incorrect setting in a wireless device, which is not a problem caused by the network. Although certain technical problems experienced by users may not be caused by our solution, users often perceive the underlying cause to be a result of poor performance of the wireless network. This perception, even if incorrect, could harm our business and reputation.

Our international sales and operations subject us to additional risks that may materially and adversely affect our business and operating results.

        We derive a significant portion of our revenues from customers outside the U.S. During the years ended December 31, 2012, 2011 and 2010, 48%, 45% and 36% of our revenues were derived from customers outside of the U.S. While our international sales have typically been denominated in U.S. dollars, fluctuations in currency exchange rates could cause our products to become relatively more expensive to customers in a particular country, leading to a reduction in sales or profitability in that country.

        In addition, we have a research and development facility located in India, and we expect to expand our offshore development efforts and general and administrative functions within India and possibly in other countries. We have sales and support personnel in numerous countries worldwide.

        Our international operations subject us to a variety of risks, including:

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  the difficulty of managing and staffing international offices and the increased travel, infrastructure and legal compliance costs associated with multiple international locations;

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  difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

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  tariffs and trade barriers, export regulations and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets;

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  increased exposure to foreign currency exchange rate risk;

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  heightened exposure to political and economic instability, war and terrorism;

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  reduced protection for intellectual property rights in some countries;

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  costs of compliance with, and the risks and costs of non-compliance with, differing and changing regulatory and legal requirements in the jurisdictions in which we operate;

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  heightened risks of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, and irregularities in, financial statements;

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  multiple conflicting tax laws and regulations;

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  the need to localize our products for international customers; and

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  increased cost of terminating employees in some countries.

        As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully could harm our international operations and reduce our international sales, adversely affecting our business, operating results and financial condition.

        Another significant risk resulting from our international operations is compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-bribery laws applicable to our operations. In many foreign countries, particularly in those with developing economies, it may be a local custom that businesses operating in such countries engage in business practices that are prohibited by the FCPA or other U.S. and foreign laws and regulations applicable to us. Although we have implemented procedures designed to ensure compliance with the FCPA and similar laws, there can be no assurance that all of our employees, agents and other channel partners, as well as those companies to which we outsource certain of our business operations, will not take actions in violation of our policies. Any such violation could have a material and adverse effect on our business.

        Our product and service sales may be subject to foreign governmental regulations, which vary substantially from country to country and change from time to time. Failure to comply with these regulations could adversely affect our business. Further, in many foreign countries it is common for others to engage in business practices that are prohibited by our internal policies and procedures or U.S. regulations applicable to us. Although we implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of our employees, contractors, channel partners and agents will comply with these laws and policies. Violations of laws or key control policies by our employees, contractors, channel partners or agents could result in delays in revenue recognition, financial reporting misstatements, fines, penalties or the prohibition of the importation or exportation of our products and services and could have a material adverse effect on our business and results of operations.

Our use of and reliance on research and development resources in India may expose us to unanticipated costs or events.

        We have a significant research and development center in Bangalore, India and, in recent years, have increased headcount and development activity at this facility. There is no assurance that our reliance upon research and development resources in India will enable us to achieve meaningful cost reductions or greater resource efficiency. Further, our research and development efforts and other operations in India involve significant risks, including:

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  difficulty hiring and retaining appropriate engineering personnel due to intense competition for such resources and resulting wage inflation;

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  the knowledge transfer related to our technology and resulting exposure to misappropriation of intellectual property or information that is proprietary to us, our customers and other third parties;

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  heightened exposure to change in the economic, security and political conditions in India;

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  fluctuations in currency exchange rates and regulatory compliance in India; and

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  interruptions to our operations in India as a result of floods and other natural catastrophic events as well as manmade problems such as power disruptions or terrorism.

        Difficulties resulting from the factors above and other risks related to our operations in India could expose us to increased expense, impair our development efforts and harm our competitive position.

We rely on third parties to manufacture our products, and depend on them for the supply and quality of our products.

        We outsource the manufacturing of our products, and are therefore subject to the risk that our third-party manufacturers do not provide our customers with the quality and performance that they expect from our products. Our orders may represent a relatively small percentage of the overall orders received by our manufacturers from their customers. As a result, fulfilling our orders may not be considered a priority in the event our manufacturers are constrained in their ability to fulfill all of their customer obligations in a timely manner. We must also accurately predict the number of products that we will require. If we overestimate our requirements, our manufacturers may assess charges, or we may incur liabilities for excess inventory, each of which could negatively affect our gross margins. Conversely, if we underestimate our requirements, our manufacturers may have inadequate materials and components required to produce our products. This could result in an interruption of the manufacturing of our products, delays in shipments and deferral or loss of revenues. Quality or performance failures of our products or changes in our manufacturers' financial or business condition could disrupt our ability to supply quality products to our customers and thereby have a material and adverse effect on our business and operating results.

Some of the components and technologies used in our products are purchased and licensed from a single source or a limited number of sources. The loss of any of these suppliers may cause us to incur additional transition costs, result in delays in the manufacturing and delivery of our products, or cause us to carry excess or obsolete inventory and could cause us to redesign our products.

        While supplies of our components are generally available from a variety of sources, we currently depend on a single source or limited number of sources for several components for our products. For example, the chipsets that we use in our products are currently available only from a limited number of sources, with whom neither we nor our manufacturers have entered into supply agreements. We have also entered into license agreements with some of our suppliers for technologies that are used in our products, and the termination of these licenses, which can generally be done on relatively short notice, could have a material adverse effect on our business. For example, our access points incorporate certain technology that we license from Qualcomm Atheros. We have entered into a license agreement with Atheros (since acquired by Qualcomm), and such license agreement automatically renews for successive one-year periods unless the agreement is terminated prior to the end of the then-current term. In the event our license agreement with Qualcomm Atheros is terminated, we would be required to redesign some of our products in order to incorporate technology from alternative sources, and any such termination of the license agreement and redesign of certain of our products could require additional licenses and materially and adversely affect our business.

        As there are no other sources identical to these components and technologies, if we lost any of these suppliers, we could be required to transition to a new supplier, which could increase our costs, result in delays in the manufacturing and delivery of our products or cause us to carry excess or obsolete inventory, and we could be required to redesign our hardware and software in order to incorporate components or technologies from alternative sources.

        In addition, for certain components for which there are multiple sources, we are still subject to potential price increases and limited availability due to market demand for such components. In the past, unexpected demand for communication products caused worldwide shortages of certain electronic parts. If such shortages occur in the future, our business would be adversely affected. We carry very little inventory of our products, and we and our manufacturers rely on our suppliers to deliver necessary components in a timely manner. We and our manufacturers rely on purchase orders rather than long-term contracts with these suppliers, and as a result, even if available, we or our manufacturers may not be able to secure sufficient components at reasonable prices or of acceptable quality to build products in a timely manner and, therefore, may not be able to meet customer demands for our products, which would have a material and adverse effect on our business, operating results and financial condition.

We rely on a third party for the fulfillment of our customer orders, and the failure of this third party to perform could have an adverse effect upon our reputation and our ability to distribute our products, which could cause a material reduction in our revenues.

        We use a third party to hold our inventory and fulfill our customer orders. If our third-party fulfillment agent fails to perform, our ability to deliver our products and to generate revenues would be adversely affected. The failure of our third-party logistics provider to deliver products in a timely manner could lead to the dissatisfaction of our channel partners and customers and damage our reputation, which may cause our channel partners or customers to cancel existing agreements with us and to stop doing business with us. In addition, this reliance on a third-party logistics provider also may impact the timing of our revenue recognition if our logistics provider fails to deliver orders during the prescribed time period. Although we believe that alternative logistics providers are readily available in the market, in the event we are unexpectedly forced to change providers we could experience short-term disruptions in our delivery and fulfillment process that could adversely affect our business.

Our ability to sell our products is highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support and services could have a material and adverse effect on our business and results of operations.

        Once our products are deployed within our customers' networks, they depend on our support organization to resolve any issues relating to our products. High-quality support is critical for the continued successful marketing and sale of our products. If we or our channel partners do not effectively assist our customers in deploying our products, succeed in helping our customers quickly resolve post-deployment issues, or provide effective ongoing support, it could adversely affect our ability to sell our products to existing customers and could harm our reputation with potential customers. In addition, as we expand our operations internationally, our support organization will face additional challenges including those associated with delivering support, training and documentation in languages other than English. Our failure or the failure of our channel partners to maintain high-quality support and services could have a material and adverse effect on our business and operating results.

We may engage in future acquisitions that could disrupt our business, cause dilution to our stockholders and harm our business, operating results and financial condition.

        We completed our first acquisition, that of Identity Networks, in 2011. In the future we may acquire other businesses, products or technologies. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, or such acquisitions may be viewed negatively by customers, financial markets or investors. We may also face additional challenges, because acquisitions entail numerous risks, including:

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  difficulties in the integration of acquired operations, technologies, personnel and/or products;

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  unanticipated costs associated with the acquisition transaction;

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  the diversion of management's attention from the regular operations of the business and the challenges of managing larger and more widespread operations;

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  adverse effects on new and existing business relationships with suppliers and customers;

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  risks associated with entering geographic or business markets in which we have no or limited prior experience;

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  the potential loss of key employees of acquired businesses;

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  an acquisition may result in a delay or reduction of customer purchases for both us and the company acquired due to customer uncertainty about continuity and effectiveness of products and services from either company; and

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  delays in realizing or failure to realize the benefits of an acquisition.

        Competition within our industry for acquisitions of businesses, technologies, assets and product lines has been, and may in the future continue to be, intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or because the target is acquired by another company. Furthermore, in the event that we are able to identify and consummate any future acquisitions, we could:

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  issue equity securities which would dilute current stockholders' percentage ownership;

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  incur substantial debt;

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  incur significant acquisition-related expenses;

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  assume contingent liabilities; or

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  expend significant cash.

Our reported financial results may be adversely affected by changes in accounting principles applicable to us.

        Generally accepted accounting principles in the U.S. are subject to interpretation by the Financial Accounting Standards Board, or FASB, the Securities and Exchange Commission, or SEC, and other various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change. Any difficulties in the implementation of these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline.

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

        The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, or if we are required to make revisions to our financial statements as a result of periodic regulatory review, which could cause our operating results to fall below market expectations, resulting in a decline in our stock price. Management estimates include implicit service periods for revenue recognition, litigation and settlement costs, other loss contingencies, sales returns and allowances, allowance for doubtful accounts, inventory valuation, reserve for warranty costs, valuation of deferred tax assets, loss contingency estimates, fair value of common stock, stock-based compensation expense, fair value of warrants and fair value of earn-out consideration.

We are subject to governmental export and import controls that could subject us to liability or impair our ability to compete in international markets.

        Our products incorporate encryption technology and are subject to United States export controls, and may be exported outside the U.S. only with the required level of export license or through an export license exception. In addition, various countries regulate the import of certain encryption technology and have enacted laws that could limit our ability to distribute our products or could limit our customers' ability to implement our products in those countries. Changes in our products or changes in export and import regulations may create delays in the introduction of our products in international markets, prevent our customers with international operations from deploying our products throughout their global systems or, in some cases, prevent the export or import of our products to certain countries altogether. Any change in export or import regulations or related legislation, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations.

        In addition, we have implemented limited procedures to ensure our compliance with export regulations, and if our export compliance procedures are not effective, we could be subject to civil or criminal penalties, which could lead to a material fine or sanction that could have an adverse effect on our business and results of operations.

Our use of open source software could impose limitations on our ability to commercialize our products.

        Our products contain software modules licensed for use from third-party authors under open source licenses, including the GNU Public License, the GNU Lesser Public License, the Apache License and others. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use. If we combine our proprietary software with open source software in a certain manner, we could, under certain of the open source licenses, be required to release the source code of our proprietary software to the public. This could allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of product sales for us.

        Although we monitor our use of open source closely, the terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products. In such event, we could be required to seek licenses from third parties in order to continue offering our products, to re-engineer our products or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis, any of which could materially and adversely affect our business and operating results.

If we do not appropriately manage any future growth, or are unable to improve our systems and processes, our operating results could be negatively affected.

        Our future growth, if it occurs, could place significant demands on our management, infrastructure and other resources. We may need to increasingly rely on IT systems, some of which we do not currently have significant experience in operating, to help manage critical functions. To manage any future growth effectively, we must continue to improve and expand our information technology and financial infrastructure, operating and administrative systems and controls, and continue to manage headcount, capital and processes in an efficient manner. We may not be able to successfully implement improvements to these systems and processes in a timely or efficient manner, which could result in additional operating inefficiencies and could cause our costs to increase more than planned. If we do increase our operating expenses in anticipation of the growth of our business and this growth does not meet our expectations, our financial results may be negatively impacted. In addition, our systems and processes may not prevent or detect all errors, omissions or fraud. Our failure to improve our systems and processes, or their failure to operate in the intended manner, may result in our inability to manage the growth of our business and to accurately forecast our revenues, expenses and earnings, or to prevent certain losses. Any future growth would add complexity to our organization and require effective coordination within our organization. Failure to manage any future growth effectively could result in increased costs and harm our business.

Our business, operating results and growth rates may be adversely affected by unfavorable economic or market conditions.

        Our business depends on the overall demand for IT and on the economic health of our current and prospective customers. Our current business and operating plan assumes that economic activity in general, and IT spending in particular, will at least remain at close to current levels. We cannot be assured of the level of IT spending, however, the deterioration of which could have a material adverse effect on our results of operations and growth rates. The purchase of our products involves a significant commitment of capital and other resources, therefore, weak economic conditions, or a reduction in IT spending, even if economic conditions improve, would likely adversely impact our business, operating results and financial condition in a number of ways, including longer sales cycles, lower prices for our products and services, and reduced unit sales. For example, we believe that the recent economic downturns in the U.S. and international markets adversely affected our business as customers and potential customers reduced costs by reducing or delaying purchasing decisions. Any unfavorable economic or market conditions could materially and adversely affect our results of operations.

We are exposed to the credit risk of our VARs, distributors and customers, which could result in material losses and negatively impact our operating results.

        Most of our sales are on an open credit basis, with typical payment terms of net 30 days in the U.S. and, because of local customs or conditions, longer in some markets outside the U.S. If any of our VARs, distributors or customers becomes insolvent or suffers a deterioration in its financial or business condition and is unable to pay for our products, our results of operations could be harmed.

Our ability to use net operating losses to offset future taxable income is subject to certain limitations.

        In general, under Section 382 of the Internal Revenue Code, a corporation that undergoes an "ownership change" is subject to limitations on its ability to utilize its pre-change net operating losses, or NOLs, to offset future taxable income. Our existing NOLs are subject to limitations arising from previous ownership changes and it is possible that this offering will result in an ownership change. In addition, if we undergo an ownership change in the future, our ability to utilize NOLs could be further limited by Section 382 of the Internal Revenue Code. Future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Section 382 of the Internal Revenue Code. Our net operating losses may also be impaired under state law. We may not be able to utilize a material portion of the NOLs. At December 31, 2012, we had federal and state net operating loss carryforwards of approximately $147.5 million and $141.1 million, respectively, which begin to expire in 2022 and 2012, respectively.

Changes in our provision for income taxes or adverse outcomes resulting from examination of our income tax returns could adversely affect our results.

        Our provision for income taxes is subject to volatility and could be adversely affected by the following:

  •
  earnings being lower than anticipated in countries that have lower tax rates and higher than anticipated in countries that have higher tax rates;

  •
  changes in the valuation of our deferred tax assets and liabilities;

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  expiration of, or lapses in, the research and development tax credit laws;

  •
  transfer pricing adjustments including the effect of acquisitions on our intercompany research and development cost sharing arrangement and legal structure;

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  tax effects of nondeductible compensation;

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  tax costs related to intercompany realignments;

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  changes in accounting principles; or

  •
  changes in tax laws and regulations including possible U.S. changes to the taxation of earnings of our foreign subsidiaries, and the deductibility of expenses attributable to foreign income, or the foreign tax credit rules.

        Significant judgment is required to determine the recognition and measurement attributes prescribed in the accounting guidance for uncertainty in income taxes. The accounting guidance for uncertainty in income taxes applies to all income tax positions, including the potential recovery of previously paid taxes, which if settled unfavorably could adversely impact our provision for income taxes or additional paid-in capital. Further, as a result of certain of our ongoing employment and capital investment actions and commitments, our income in certain countries is subject to reduced tax rates. Our failure to meet these commitments could adversely impact our provision for income taxes. In addition, we are subject to the examination of our income tax returns by the Internal Revenue Service and other tax authorities. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. The outcomes from these examinations may have a material and adverse effect on our operating results and financial condition.

New regulations or changes in existing regulations related to our products may result in unanticipated costs or liabilities, which could have a material and adverse effect on our business, results of operations and future sales, and could place additional burdens on the operations of our business.

        Our products are subject to governmental regulations in a variety of jurisdictions. If any of our products becomes subject to new regulations or if any of our products becomes specifically regulated by additional government entities, compliance with such regulations could become more burdensome, and there could be a material adverse effect on our business and results of operations. For example, radio emissions are subject to regulation in the U.S. and in other countries in which we do business. In the U.S., various federal agencies including the Center for Devices and Radiological Health of the Food and Drug Administration, the Federal Communications Commission, the Occupational Safety and Health Administration and various state agencies have promulgated regulations that concern the use of radio/electromagnetic emissions standards. Member countries of the European Union have enacted similar standards concerning electrical safety and electromagnetic compatibility and emissions standards.

        In addition, our wireless communication products operate through the transmission of radio signals. Currently, operation of these products in specified frequency bands does not require licensing by regulatory authorities. Regulatory changes restricting the use of frequency bands or allocating available frequencies could become more burdensome and could have a material and adverse effect on our business and results of operations.

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, and to interruption by manmade problems such as power disruptions or terrorism.

        Our corporate headquarters are located in the San Francisco Bay Area, a region known for seismic activity. We also have significant research and development activities in India and facilities in Japan, regions known for typhoons, floods and other natural disasters. A significant natural disaster, such as an earthquake, fire or a flood, occurring at our headquarters, our other facilities or where our ODMs and channel partners are located, could have a material adverse impact on our business, operating results and financial condition. In addition, acts of terrorism could cause disruptions in our or our customers' businesses or the economy as a whole. We also rely on information technology systems to communicate among our workforce located worldwide, and in particular, our research and development activities that are coordinated between our corporate headquarters in the San Francisco Bay Area and our facility in India. Any disruption to our internal communications, whether caused by a natural disaster or by manmade problems, such as power disruptions, could delay our research and development efforts. To the extent that such disruptions result in delays or cancellations of customer orders, our research and development efforts or the deployment of our products, our business and operating results would be materially and adversely affected.

If we fail to maintain an effective system of internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

        As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the rules and regulations of The NASDAQ Stock Market. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place undue strain on our personnel, systems and resources.

        The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC's rules and forms.

        Our current controls and any new controls that we develop may become inadequate because of changes in conditions, and the degree of compliance with the policies or procedures may deteriorate. Further, weaknesses in our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our prior period financial statements. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

        In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources and provide significant management oversight, which involve substantial accounting-related costs. Any failure to maintain the adequacy of our internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In the event that we are not able to continue to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, that our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on The NASDAQ Global Market.

        We have not yet implemented a complete disaster recovery plan or business continuity plan for our accounting and related information technology systems. Any disaster could therefore materially impair our ability to maintain timely accounting and reporting.

Risks Related to Our Common Stock

Our stock price may be volatile. Further, you may not be able to resell shares of our common stock at or above the price you paid.

        The trading price of our common stock has been highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

  •
  actual or anticipated variation in anticipated results of operations of us or our competitors;

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  the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

  •
  announcements by us or our competitors of new products, new or terminated significant contracts, commercial relationships or capital commitments;

  •
  additional dilution to our existing shareholders due to new financing activities;

  •
  failure of securities analysts to maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

  •
  developments or disputes concerning our intellectual property or other proprietary rights;

  •
  commencement of, or our involvement in, litigation;

  •
  announced or completed acquisitions of businesses or technologies by us or our competitors;

  •
  changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

  •
  price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole, such as the continuing volatility in the financial markets;

  •
  rumors and market speculation involving us or other companies in our industry;

  •
  any major change in our management;

  •
  general economic conditions and slow or negative growth of our markets; and

  •
  other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

        In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

If securities or industry analysts issue an adverse or misleading opinion regarding our stock or do not publish research or reports about our business, our stock price and trading volume could decline.

        The trading market for our common stock relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts or the content and opinions included in their reports. The price of our common stock could decline if one or more equity research analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline. Further, securities analysts may elect not to provide research coverage of our common stock and such lack of research coverage may adversely affect the market price of our common stock.

Future sales of shares by existing stockholders could cause our stock price to decline.

        If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of December 31, 2012, approximately 18.5 million shares of common stock were issued and outstanding. At that date, we had approximately 4.5 million shares of our common stock that will become eligible for sale in the public market to the extent exercised and permitted by the provisions of various stock plans and vesting agreements outstanding as of December 31, 2012. The weighted-average exercise price for options was $5.07 per share as of December 31, 2012. Warrants to purchase 3.2 million shares of common stock at a weighted average exercise price of $9.48 per share had not been exercised and were still outstanding as of December 31, 2012. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

        We have paid no cash dividends on any of our classes of capital stock to date, have contractual restrictions against paying cash dividends and currently intend to retain our future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Certain provisions of our certificate of incorporation and bylaws and of Delaware law may make it difficult for stockholders to change the composition of our board of directors and may discourage hostile takeover attempts that some of our stockholders may consider to be beneficial.

        Certain provisions of our certificate of incorporation and bylaws and of Delaware law may have the effect of delaying or preventing changes in control if our board of directors determines that such changes in control are not in the best interests of us and our stockholders. The provisions in our certificate or incorporation and bylaws include, among other things, the following:

  •
  the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms, including preferences and voting rights, of those shares without stockholder approval;

  •
  stockholder action can only be taken at a special or regular meeting and not by written consent;

  •
  advance notice procedures for nominating candidates to our board of directors or presenting matters at stockholder meetings;

  •
  allowing only our board of directors to fill vacancies on our board of directors; and

  •
  supermajority voting requirements to amend our bylaws and certain provisions of our certificate of incorporation.

        While these provisions have the effect of encouraging persons seeking to acquire control of our company to negotiate with our board of directors, they could enable the board of directors to hinder or frustrate a transaction that some, or a majority, of the stockholders might believe to be in their best interests and, in that case, may prevent or discourage attempts to remove and replace incumbent directors. We are also subject to Delaware laws that could have similar effects. One of these laws prohibits us from engaging in a business combination with a significant stockholder unless specific conditions are met.

Risks Related to this Offering

Investors in this offering will pay a much higher price than the book value of our stock.

        If you purchase common stock in this offering, you will incur immediate and substantial dilution of $3.14 per share, representing the difference between the amount per share paid by you in this offering and the net tangible book value per share of our common stock after giving effect to this offering at a public offering price of $4.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. In the past, we issued certain stock options and warrants to purchase common stock at prices below the offering price. To the extent these outstanding stock options and warrants are ultimately exercised, you will incur further dilution. See the section entitled "Dilution" in this prospectus for a discussion of the dilution you will incur if you purchase common stock in this offering.

We have a large number of authorized but unissued shares of stock, which could negatively impact a potential investor if they purchased our common stock.

        Our certificate of incorporation provides for 150,000,000 shares of authorized common stock, par value $0.0005 per share, approximately 121,800,000 of which were available for future issuance as of December 31, 2012, and 5,000,000 shares of authorized preferred stock, par value $0.0005 per share, all of which are available for future issuance. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and relative voting power. We could use the shares of common stock that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

        Our board of directors will be authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock with such rights, preferences and privileges as our board may determine. These rights, preferences and privileges may include dividend rights, conversion rights, voting rights and liquidation rights that may be greater than the rights of our common stock. As a result, the rights of holders of our common stock will be subject to, and could be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

        Although we anticipate using substantially all of the net proceeds in the offering for general corporate purposes, which may include working capital, sales and marketing activities and general and administrative matters, we will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management could use the net proceeds for corporate purposes that may not necessarily increase our market value or improve our results of operations.

 PRICE RANGE OF COMMON STOCK

        Our common stock has been listed on The NASDAQ Global Market since March 31, 2010 under the trading symbol "MERU." On March 31, 2010, our initial public offering was priced at $15.00 per share.

        The following table sets forth the range of high and low closing prices for our common stock as reported by The NASDAQ Global Market since March 31, 2010.

	High	Low
Fiscal Year 2012
First Quarter	$5.30	$3.65
Second Quarter	$4.21	$1.47
Third Quarter	$3.49	$1.60
Fourth Quarter	$3.48	$2.17
Fiscal Year 2011
First Quarter	$25.50	$15.82
Second Quarter	$20.56	$12.01
Third Quarter	$12.20	$7.36
Fourth Quarter	$8.48	$3.17
Fiscal Year 2010
First Quarter (March 31, 2010)	$19.17	$19.17
Second Quarter	$19.33	$11.62
Third Quarter	$17.67	$10.56
Fourth Quarter	$17.50	$13.82

        On February 25, 2013, the last reported sale price of our common stock on The NASDAQ Global Market was $4.22 per share.

        As of February 25, 2013, we had approximately 112 stockholders of record and a greater number of beneficial holders for whom shares are held in "nominee" or "street" name.

DIVIDEND POLICY

        We have never paid dividends to holders of our common stock and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

 USE OF PROCEEDS

        We estimate the net proceeds to us from the sale of our common stock in this offering will be approximately $10.9 million, or $12.6 million if the underwriter fully exercises its over-allotment option, based on the public offering price of $4.00 per share, after deducting underwriting discounts and commissions (as described in "Underwriting") and estimated offering expenses payable by us.

        We currently intend to use the net proceeds from the sale of shares of our common stock under this prospectus for general corporate purposes, which may include working capital, sales and marketing activities and general and administrative matters. We will retain broad discretion over the use of the net proceeds from this offering. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade securities.

 CAPITALIZATION

        The following table summarizes our cash and cash equivalents and capitalization as of December 31, 2012, (a) on an actual basis, and (b) on an as-adjusted basis to give effect to the sale by us of 3,000,000 shares of our common stock in this offering at a public offering price of $4.00 per share, after deducting underwriting discounts and commissions (as described in "Underwriting") and estimated offering expenses payable by us. The information presented below is based on our unaudited financial statements as of December 31, 2012.

        This table should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes incorporated by reference in this prospectus.

	As of December 31, 2012
	Actual	As Adjusted
	(unaudited)	(unaudited)
	(in thousands except share data)
Cash and cash equivalents	$22,855	$33,780

Long-term debt, current and long-term portions	9,696	9,696

Stockholders' equity:
Preferred stock. $0.0005 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common Stock, $0.0005 par value: authorized 150,000,000 shares; issued and outstanding 18,463,968 shares, actual; issued and outstanding, as adjusted for this offering, 21,463,968 shares(1)	9	11
Additional paid-in capital	262,887	273,810
Accumulated other comprehensive loss	(298)	(298)
Accumulated deficit	(253,005)	(253,005)

Total stockholders' equity	9,593	20,518

Total capitalization	$19,289	$30,214

(1)
The number of shares issued and outstanding and the additional paid-in capital exclude (a) 3,515,952 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2012 with a weighted-average exercise price of $5.07 per share, 809,542 shares of common stock issuable upon the settlement of restricted stock units outstanding as of December 31, 2012 and 2,400 shares of common stock subject to outstanding restricted stock awards as of December 31, 2012; (b) 205,675 shares of common stock issuable upon the exercise of stock options granted after December 31, 2012 with a weighted-average exercise price of $3.10 per share and 484,227 shares of common stock issuable upon the settlement of restricted stock units granted after December 31, 2012; (c) 3,192,250 shares of common stock issuable upon the exercise of warrants outstanding as of December 31, 2012, having a weighted-average exercise price of $9.48 per share; and (d) 2,195,517 shares of common stock reserved for future issuance under our 2010 Employee Stock Purchase Plan and 2010 Stock Incentive Plan as of December 31, 2012.

DILUTION

        As of December 31, 2012, our unaudited net tangible book value was approximately $7.5 million, or $0.41 per share based on 18,463,968 shares outstanding as of December 31, 2012. Our historical net tangible book value per share is calculated by subtracting our total liabilities, goodwill and intangible assets from our total assets and dividing this amount by the number of shares of our common stock outstanding on December 31, 2012.

        Dilution per share to new investors in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock after giving effect to this offering. After giving effect to the sale of 3,000,000 shares of our common stock in this offering at a public offering price of $4.00 per share and deducting underwriting discounts and commissions (as described in "Underwriting") and our estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2012 would have been approximately $18.5 million or $0.86 per share of our common stock. This amount represents an immediate increase in net tangible book value of $0.45 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.14 per share to purchasers of common stock in this offering without giving effect to the over-allotment option granted to the underwriter. Dilution per share to new investors is determined by subtracting pro forma net tangible book value per share after this offering from the public offering price per share paid by a new investor. The following table illustrates this per share dilution:

Public offering price per share of common stock		$4.00
Historical net tangible book value per share as of December 31, 2012	$0.41
Increase per share attributable to new investors in this offering	0.45
Pro forma net tangible book value per share as of December 31, 2012, after giving effect to this offering(1)		0.86

Dilution per share to new investors in this offering		$3.14

(1)
Based on net proceeds of approximately $10.9 million.

          The number of shares of common stock outstanding excludes, as of December 31, 2012:

    •
    3,515,952 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2012 with a weighted-average exercise price of $5.07 per share, 809,542 shares of common stock issuable upon the settlement of restricted stock units outstanding as of December 31, 2012 and 2,400 shares of common stock subject to outstanding restricted stock awards as of December 31, 2012;

    •
    205,675 shares of common stock issuable upon the exercise of stock options granted after December 31, 2012 with a weighted-average exercise price of $3.10 per share and 484,227 shares of common stock issuable upon the settlement of restricted stock units granted after December 31, 2012;

    •
    3,192,250 shares of common stock issuable upon the exercise of warrants outstanding as of December 31, 2012, having a weighted-average exercise price of $9.48 per share; and

    •
    2,195,517 shares of common stock reserved for future issuance under our 2010 Employee Stock Purchase Plan and 2010 Stock Incentive Plan as of December 31, 2012.

          To the extent that shares represented by the stock options, restricted stock units and warrants excluded from the table above are issued, there will be further dilution to new investors.

 UNDERWRITING

        William Blair & Company, L.L.C. is acting as sole book-running manager of the offering. Subject to the terms and conditions set forth in the underwriting agreement by and between the underwriter and us, the underwriter has agreed to purchase from us the number of shares of common stock set forth opposite the underwriter's name in the table below.

Underwriter	Number of Shares
William Blair & Company, L.L.C.	3,000,000
Total	3,000,000

        The underwriter is committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

        If the underwriter sells more shares than the total number set forth in the table above, the underwriter has an option to buy up to an additional 450,000 shares from us on the same terms and conditions solely to cover over-allotments, if any. The underwriter may exercise that option for 30 days.

        The following table shows the per share and total public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. Such amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase up to 450,000 additional shares of common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$4.00	$12,000,000	$13,800,000
Underwriting discounts and commissions	$0.28	$840,000	$966,000
Proceeds, before expenses, to us	$3.72	$11,160,000	$12,834,000

        Shares sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Certain officers and directors may purchase shares of our common stock in this offering from the underwriter. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $0.168 per share from the public offering price. After the offering, the underwriter may reduce the initial public offering price and concession to dealers. No such reduction will change the amount of proceeds received by us, as set forth on the cover page. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

        We and each of our executive officers and directors have agreed with the underwriter, subject to certain exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of common stock or any securities convertible into or exchangeable or exercisable for shares of common stock, whether now owned or subsequently acquired or with respect to which we have acquired the power of disposition, or (ii) cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, during the period from the date of this prospectus continuing through the date 90 days after the date of this prospectus, except with the prior written consent of the underwriter.

        The 90-day restricted period described in the preceding paragraph may be extended if: (1) during the last 17 days of the 90-day restricted period, (a) we release earnings results, (b) announce material news or (c) a material event relating to our business occurs or (2) before the expiration of the 90-day restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period following the last day of the 90-day restricted period, then in each case the 90-day restricted period may be extended by the underwriter by written notice to us, and the restrictions imposed shall continue to apply, until the expiration of the 18-day period beginning on the date of the earnings release or the announcement of material news or the occurrence of a material event relating to our business, as the case may be, unless the representative waives, in writing, such extension.

        Our common stock is listed on The NASDAQ Global Market under the symbol "MERU."

        In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriter's option to purchase additional shares from us in the offering. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

        The underwriter may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for their own account, may have the effect of preventing or retarding a decline in the market price of the company's stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market or otherwise.

        We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $225,000. We have also agreed to reimburse the underwriter for certain of its expenses in an amount not to exceed $10,000 as set forth in the underwriting agreement.

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

        The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Non-U.S. Investors

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive, each of which we refer to as a relevant member state, with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state, or the relevant implementation date, an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than: provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares of common stock in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

  •
  To legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  To any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  To fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of representatives for any such offer; or

  •
  In any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares of common stock in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS OF COMMON STOCK

        This section summarizes the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our common stock by "non-U.S. holders" (as defined below) pursuant to this offering. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations. The information provided is based upon provisions of the Internal Revenue Code of 1986, as amended (the Code), Treasury regulations promulgated under the Code, administrative rulings, and judicial decisions currently in effect. These authorities may change at any time, possibly retroactively, or the Internal Revenue Service, or IRS, might interpret the existing authorities differently. In either case, the tax considerations of owning or disposing of our common stock could differ from those described. As a result, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

        This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent provided below. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal tax purposes (or investors in such entities);

  •
  corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  persons subject to the alternative minimum tax;

  •
  tax-exempt organizations or tax-qualified retirement plans;

  •
  real estate investment trusts or regulated investment companies;

  •
  controlled foreign corporations or passive foreign investment companies;

  •
  persons who acquired our common stock as compensation for services;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

  •
  certain former citizens or long-term residents of the United States;

  •
  persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction;

  •
  persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Code.

        INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FOREIGN, STATE OR LOCAL LAWS, AND TAX TREATIES.

Non-U.S. Holder Defined

        For purposes of this summary, a "non-U.S. holder" is any holder of our common stock, other than a partnership, that is not:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state therein or the District of Columbia;

  •
  a trust if it (i) is subject to the primary supervision of a U.S. court and one of more U.S. persons have authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate whose income is subject to U.S. income tax regardless of source.

If you are a non-U.S. citizen that is an individual, you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

Dividends

        We do not expect to declare or make any distributions on our common stock in the foreseeable future. If we do pay dividends on shares of our common stock, however, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder's adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See "Sale of Common Stock" below.

        Any dividend paid to a non-U.S. holder on our common stock that is not effectively connected with a non-U.S. holder's conduct of a trade or business in the United States will generally be subject to U.S. withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder's country of residence. You should consult your tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing a Form W-8BEN (or any successor form) or appropriate substitute form to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to a partnership or other pass-through entity, the certification requirements generally apply to the partners or other owners rather than to the partnership or other entity, and the partnership or other entity must provide the partners' or other owners' documentation to us or our paying agent. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

        Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, and if required by an applicable income tax treaty between the United States and the non-U.S. holder's country of residence, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are not subject to United States withholding tax. To obtain this exemption, a non-U.S. holder must provide us or our paying agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to being taxed at graduated tax rates, dividends received by corporate non-U.S. holders that are effectively connected with a U.S. trade or business of the corporate non-U.S. holder may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

Sale of Common Stock

        Subject to the discussion below regarding the Foreign Account Tax Compliance Act, non-U.S. holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other disposition of our common stock unless:

  •
  the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder's country of residence, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our common stock, and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States); or

  •
  the rules of the Foreign Investment in Real Property Tax Act (FIRPTA) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange or other disposition of our common stock if we are, or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder's holding period, a "U.S. real property holding corporation," or USRPHC. In general, we would be a USRPHC if interests in U.S. real estate comprised at least half of the value of our business assets. We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. Even if we become a USRPHC, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if beneficially owned by a non-U.S. holder that actually or constructively owned more than 5% of our outstanding common stock at some time within the five-year period preceding the disposition.

        If any gain from the sale, exchange or other disposition of our common stock, (i) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder's country of residence, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject also to a "branch profits tax." The branch profits tax rate is

30%, although an applicable income tax treaty between the United States and the non-U.S. holder's country of residence might provide for a lower rate.

U.S. Federal Estate Tax

        The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent's country of residence provides otherwise.

Backup Withholding and Information Reporting

        The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are dividends and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by "backup withholding" rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or failing to report interest or dividends on his returns. The backup withholding tax rate is currently 28%. The backup withholding rules do not apply to payments to corporations, whether domestic or foreign, provided they establish such exemption.

        Payments to non-U.S. holders of dividends on common stock generally will not be subject to backup withholding, and payments of proceeds made to non-U.S. holders by a broker upon a sale of common stock will not be subject to information reporting or backup withholding, in each case so long as the non-U.S. holder certifies its nonresident status (and we or our paying agent do not have actual knowledge or reason to know the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied) or otherwise establishes an exemption. The certification procedures to claim treaty benefits described under "Dividends" will generally satisfy the certification requirements necessary to avoid the backup withholding tax. We must report annually to the IRS any dividends paid to each non-U.S. holder and the tax withheld, if any, with respect to these dividends. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides.

        Under the Treasury regulations, the payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the beneficial owner certifies, under penalties of perjury, among other things, its status as a non-U.S. holder (and the broker does not have actual knowledge or reason to know the holder is a U.S. person) or otherwise establishes an exemption. The payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. Information reporting, but not backup withholding, will apply to a payment of proceeds, even if that payment is made outside of the United States, if you sell our common stock through a non-U.S. office of a broker that is:

  •
  a U.S. person (including a foreign branch or office of such person);

  •
  a "controlled foreign corporation" for U.S. federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

  •
  a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business;

unless the broker has documentary evidence that the beneficial owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no actual knowledge or reason to know to the contrary).

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance Act, or FATCA, will impose a U.S. federal withholding tax of 30% on certain "withholdable payments" (including U.S. source dividends and the gross proceeds from the sale or other disposition of U.S. stock) to foreign financial institutions and other non-U.S. entities that fail to comply with certain certification and information reporting requirements. The obligation to withhold under FATCA is currently expected to apply to, among other items, (i) dividends on our common stock that are paid after December 31, 2013 and (ii) gross proceeds from the disposition of our common stock occurring after December 31, 2016.

        THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS

 LEGAL MATTERS

        Fenwick & West LLP, Mountain View, California, will issue an opinion about certain legal matters with respect to the securities. Latham & Watkins LLP, Menlo Park, California will pass upon certain matters for the underwriter.

EXPERTS

        The consolidated financial statements and related financial statement schedule of Meru Networks, Inc. as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011 (which is included in management's report on internal control over financial reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the reports of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (No. 333-183726) under the Securities Act of 1933 with respect to the shares of our common stock, preferred stock, warrants, debt securities, and units offered by us in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding our company and the common stock offered by this prospectus, please refer to the registration statement and the exhibits filed as part of the registration statement.

        In addition, we file periodic reports with the SEC, including quarterly reports and annual reports, which include our audited financial statements. The registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of the registration statement, including the exhibits thereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov.

        Our Internet address is www.merunetworks.com. The information on our Internet website is not incorporated by reference in this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC and applicable law allow us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

        We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

  •
  Our annual report on Form 10-K for the year ended December 31, 2011, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2012 annual meeting of stockholders;

  •
  Our quarterly reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

  •
  Our current reports on Form 8-K filed on March 2, 2012, March 22, 2012, May 11, 2012, June 7, 2012, June 27, 2012, September 5, 2012, October 24, 2012, January 29, 2013 and February 27, 2013 (in each case excluding any information furnished in such reports under Items 2.02); and

  •
  The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 12, 2010 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Meru Networks, Inc.
894 Ross Drive
Sunnyvale, California 94089
Attn: Corporate Secretary
Tel: (408) 215-5300

PROSPECTUS

$15,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units

         From time to time, we may offer our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold under this prospectus will not exceed $15,000,000.

         As of November 2, 2012, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $54,148,598 which was calculated based on 15,559,942 shares of outstanding common stock held by non-affiliates at a price per share of $3.48, the closing price of our common stock on October 1, 2012. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

         You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

         Our common stock is traded on The NASDAQ Global Market under the symbol "MERU." On November 2, 2012, the last reported sales price for our common stock was $2.68 per share. None of the other securities that may be offered pursuant to this prospectus are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The NASDAQ Global Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

         Investing in our securities involves various risks. See "Risk Factors" beginning on page 4.

         Common stock, preferred stock, debt securities, warrants, subscription rights, and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement and any related free writing prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement and any related free writing prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

November 8, 2012

        You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus, any applicable prospectus supplement and any related free writing prospectus, nor from a sale made under this prospectus, any applicable prospectus supplement and any related free writing prospectus, that our affairs are unchanged since the date of this prospectus, any applicable prospectus supplement and any related free writing prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement and any related free writing prospectus or any sale of a security. This prospectus, any applicable prospectus supplement and any related free writing prospectus may be used only where it is legal to sell the securities.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, subscription rights to purchase common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination, in one or more offerings up to a total aggregate dollar amount of $15,000,000. This prospectus provides you with a general description of the securities we may offer. Each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and any related free writing prospectus that we may authorize to be delivered to you, and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. Meru Networks and Meru are registered trademarks and the Meru Networks logo is an unregistered trademark of Meru Networks, Inc. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

        You should carefully read this prospectus, any document incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus that we may authorize to be delivered to you, together with the additional information described under "Where You Can Find More Information" before buying securities in this offering.

ii

PROSPECTUS SUMMARY

        This summary may not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement, including the information incorporated by reference, and any free writing prospectuses we have authorized for use in connection with any offering, including "Risk Factors" and the financial data and related notes and other information incorporated by reference, as well as the exhibits to the registration statement of which this prospectus is a part, before making an investment decision.

 MERU NETWORKS, INC.

        We provide a virtualized wireless local area network, or LAN, solution that is designed to cost-effectively optimize the enterprise network to deliver the performance, reliability, predictability and operational simplicity of a wired network, with the advantages of mobility. We enable enterprises to migrate their business-critical applications from wired networks to wireless networks, and become what we refer to as All-Wireless Enterprises.

        Our solution represents an innovative approach to wireless networking that utilizes virtualization technology to create an intelligent and self-monitoring wireless network. Our solution is designed to overcome the limitations of legacy wireless networking architectures that cause most enterprises to maintain two separate access networks: a wired network for business-critical applications, and a wireless network for casual use. Enterprises are now seeking to become All-Wireless Enterprises in order to improve business processes, increase workforce efficiency and respond to the evolving requirements of users. The need to transition to an All-Wireless Enterprise is becoming more urgent as wireless devices increasingly become the means by which users access applications. Our virtualized wireless LAN solution enables organizations to become All-Wireless Enterprises.

        Our virtualized wireless LAN solution takes a fundamentally different architectural approach to wireless networking compared to most other wireless solutions. Our solution combines wireless resources into one virtual, seamless pool, and partitions this virtual pool to match device and application requirements. The core of our virtualized wireless LAN solution is comprised of our innovative System Director Operating System and complementary software applications, which are coupled with our controllers and access points. These software and hardware products are designed to operate in concert to create a virtual wireless LAN that intelligently monitors, manages and directs network traffic to optimize application performance in a secure environment. Our solution is designed to be easily deployed and integrated into our customers' existing information technology, or IT, infrastructure, to be easily managed and to address the wireless networking needs of enterprises of all sizes in every major market.

        We were founded with the vision of enabling organizations to become All-Wireless Enterprises. We began commercial shipments of our products in 2003. Our products are sold worldwide primarily through value-added resellers, or VARs, and distributors, and have been deployed by approximately 6,600 customers in 56 countries.

Corporate Information

        We were incorporated in Delaware in January 2002. Our principal executive offices are located at 894 Ross Drive, Sunnyvale, California, 94089, U.S.A., and our telephone number is 1-408-215-5300. Our website address is www.merunetworks.com. The information on, or accessible through, our website is not part of this prospectus.

        Except where the context requires otherwise, in this prospectus "Company," "Meru," "Meru Networks," "Registrant," "we," "us" and "our" refer to Meru Networks, Inc., and where appropriate, its subsidiaries.

The Securities

        We may offer shares of our common stock, preferred stock, debt securities, which may be secured or unsecured and senior or subordinated, warrants to purchase common stock, preferred stock or debt securities, subscription rights to purchase common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities with a total aggregate offering price of up to $15,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time securities are offered under this prospectus, we will provide a prospectus supplement that will describe the specific amount, price and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  rights, preferences, privileges, qualifications, limitations and restrictions, as applicable;

  •
  dividend rate, if applicable;

  •
  aggregate principal amount or aggregate offering price;

  •
  maturity, if applicable;

  •
  original issue discount, if any;

  •
  redemption, conversion, exercise, exchange or sinking fund terms, if any;

  •
  conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange price or rates and in the securities or other property receivable upon conversion or exchange;

  •
  ranking;

  •
  restrictive covenants, if any;

  •
  voting or other rights, if any; and

  •
  important U.S. federal income tax considerations.

        The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        We may sell our securities directly or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer our securities through underwriters or agents, we will include the following information in the applicable prospectus supplement:

  •
  the names of the underwriters or agents;

  •
  applicable fees, discounts and commissions to be paid to the underwriters or agents;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

Ratio of Earnings to Fixed Charges

        The financial information provided in the table below should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference into this prospectus. The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. As we had losses for each of the periods presented, we have provided the deficiency amounts. For purposes of calculating this deficiency, earnings consist of pre-tax loss from continuing operations before fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and the portion of rental expenses that we believe is representative of the interest portion of rental expenses.

	Six Months Ended June 30, 2012
			Year Ended December 31,
			2011		2010		2009		2008		2007
Ratio of earnings to fixed charges	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)

(1)
Due to the losses in the six months ended June 30, 2012 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007, we would have had to generate additional earnings of $20.7 million, $26.3 million, $36.4 million, $17.2 million, $26.5 million and $41.1 million, respectively, to achieve a ratio of earnings to fixed shares of 1:1.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus and any applicable prospectus supplements, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), before deciding to invest in our securities. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may harm our business and financial performance. Because of the risks and uncertainties discussed below, as well as other variables affecting our operating results, past financial performance should not be considered as a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods. If any of the following risks occurs, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the market price of our common stock and the value of our other securities could decline and you could lose part or even all of your investment.

Risks Related to Our Business and Industry

We expect to incur operating losses throughout 2012 that, absent additional financing, would result in lower cash balances on hand by the end of 2012.

        We expect to incur operating losses and continued cash usage in 2012 as a result of expenses associated with the continued development and expansion of our business, including expenditures related to the strategic decision to double the size of our field sales team between early 2011 and early 2012. As of June 30, 2012, we had cash and cash equivalents balances of $30.4 million.

        While we believe our cash and cash equivalents will be sufficient to meet our anticipated cash needs for the next 12 months from the date of this prospectus, if we do not raise additional financing our cash balances will be reduced to comparatively lower levels over the next twelve months. Should these lower cash balances materialize, it could make it more difficult to obtain new customers and retain existing customers. In addition, we could see increased employee attrition and difficulty attracting new employees. These developments could materially and adversely impact our business and operating results.

Our future capital needs are uncertain and we may need to raise additional funds in the future, and if we require additional funds in the future, such funds may not be available on acceptable terms, or at all.

        We believe that our existing cash and cash equivalents and short-term investments will be sufficient to meet our anticipated cash requirements for the next 12 months. We may, however, need to raise substantial additional capital due to changes in business conditions or other future developments or in order to:

  •
  expand the commercialization of our products;

  •
  fund our operations;

  •
  continue our research and development;

  •
  defend, in litigation or otherwise, any claims that we infringe third-party patents or violate other intellectual property rights;

  •
  commercialize new products;

  •
  service our debt obligations and avoid any restrictions on our operations that may result from a failure to do so; and

  •
  acquire companies and in-licensed products or intellectual property.

        Our future funding requirements will depend on many factors, including:

  •
  the time required for new sales managers to become productive.

  •
  successful implementation of, and achieving benefits from, our marketing activities;

  •
  market acceptance of our products;

  •
  the cost of our research and development activities;

  •
  the cost of filing and prosecuting patent applications;

  •
  the cost of defending, in litigation or otherwise, any claims that we infringe third-party patents or violate other intellectual property rights;

  •
  the cost and timing of establishing additional sales, marketing and distribution capabilities;

  •
  the cost and timing of establishing additional technical support capabilities;

  •
  the effect of competing technological and market developments; and

  •
  the market for such funding requirements and overall economic conditions.

        We may require additional funds in the future and we may not be able to obtain such funds on acceptable terms, or at all. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. The holders of new equity securities may also receive rights, preferences or privileges that are senior to those of existing holders of our common stock. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our stockholders. If we do not have, or are not able to obtain, sufficient funds, we would be required to modify our growth and operating plans to the extent of available funding, which would harm our ability to grow our business. We may also have to delay development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our products, or grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to liquidate some or all of our assets, or delay, reduce the scope of or eliminate some or all of our development programs. We also may have to reduce sales, marketing, customer support or other resources devoted to our products or cease operations. Any of these factors could harm our operating results.

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

        Our quarterly and annual operating results have varied significantly in the past and could vary significantly in the future, which makes it difficult for us to predict our future operating results. Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing and volatile U.S., European and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. A significant portion of our quarterly sales typically occurs during the last month of the quarter, often within the last few weeks or days of the quarter. As a result, our quarterly operating results are difficult to predict even in the near term and a delay in an anticipated sale past the end of a particular quarter may negatively impact our results of operations for that quarter, or in some cases, that year. A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as has occurred recently and at other times in the past, or if the guidance we provide to the market falls below the expectations of investors or securities analysts, as has occurred recently and at other times in the past, the price of our common stock could decline substantially. Such a stock price decline could occur, and has occurred in the past, even when we have met our publicly stated revenue and/or earnings guidance.

        In addition to other risks listed in this "Risk Factors" section, factors that may affect our operating results include, but are not limited to:

  •
  fluctuations in demand, including due to seasonality, for our products and services. For example, many companies in our industry experience adverse seasonal fluctuations in customer spending patterns, particularly in the first and third quarters; we have experienced these seasonal fluctuations in the past and expect that this trend will continue in the future;

  •
  fluctuations in sales cycles and prices for our products and services;

  •
  reductions in customers' budgets for information technology purchases and delays in their purchasing cycles;

  •
  general economic or political conditions in our domestic and international markets, in particular the recent deficit spending and government debt issues surrounding the U.S. and Eurozone economies;

  •
  limited visibility into customer spending plans;

  •
  changing market conditions, including current and potential customer consolidation;

  •
  variation in sales channels, product costs or mix of products sold;

  •
  the timing of recognizing revenue in any given quarter as a result of revenue recognition accounting rules, including the extent to which sales transactions in a given period are unrecognizable until a future period or, conversely, the satisfaction of revenue recognition rules in a given period resulting in the recognition of revenue from transactions initiated in prior periods;

  •
  the sale of our products in the timeframes we anticipate, including the number and size of orders, and the product mix within any such orders, in each quarter;

  •
  our ability to develop, introduce and ship in a timely manner new products and product enhancements that meet customer requirements;

  •
  the timing and execution of product transitions or new product introductions, including any related or resulting inventory costs;

  •
  delays in customer purchasing cycles in response to our introduction of new products or product transitions;

  •
  customer acceptance of new product introductions. For example, we recently introduced new virtualized solutions and software upgrades. These new products may not achieve any significant degree of market acceptance or be accepted into our sales channel by our channel partners. Furthermore, many of our target customers have not purchased products similar to these and might not have a specific budget for the purchase of these products;

  •
  unpredictability in the development of core, new or adjacent markets, including the public cloud computing market;

  •
  the timing of product releases or upgrades by us or by our competitors;

  •
  any significant changes in the competitive dynamics of our markets, including new entrants or substantial discounting of products;

  •
  our ability to control costs, including our operating expenses and the costs of the components we purchase;

  •
  our ability to establish and maintain successful relationships with channel partners, and the effectiveness of any changes we make to our distribution model;

  •
  any decision to increase or decrease operating expenses in response to changes in the marketplace or perceived marketplace opportunities; and

  •
  our ability to derive benefits from our investments in sales, marketing, engineering or other activities.

We have a limited operating history, which makes it difficult to predict our future operating results.

        We were incorporated in January 2002 and began commercial shipments of our products in December 2003. As a result of our limited operating history, it is very difficult to forecast our future operating results. We face challenges in our business and financial planning as a result of the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to more mature companies with longer operating histories. These uncertainties make it difficult to predict our future operating results. If the assumptions we use to plan our business are incorrect or change in reaction to a change in our markets, our financial results could suffer.

We have incurred significant losses since inception, and could continue to incur losses in the future.

        We have incurred significant losses since our inception, including net losses of $21.0 million and $13.1 million during the six months ended June 30, 2012 and 2011, respectively. As of June 30, 2012 and December 31, 2011, we had an accumulated deficit of $242.9 million and $221.9 million, respectively. These losses have resulted principally from costs incurred in our research and development programs and sales and marketing programs. We expect to incur operating losses in the future as a result of the expenses associated with the continued development and expansion of our business. Additionally, our general and administrative expenses have increased due to the additional operational and reporting costs associated with being a public company. We may also increase our research and development expenses. Our ability to attain profitability in the future will be affected by, among other things, our ability to execute on our business strategy, the continued acceptance of our products, the timing and size of orders, the average selling prices of our products, the costs of our products, and the extent that we invest in our sales and marketing, research and development, and general and administrative resources. Even if we do achieve profitability, we may not be able to sustain or increase our profitability. As a result, our business could be harmed and our stock price could decline.

Fluctuations in our revenues and operating results could cause the market price of our common stock to decline.

        Our revenues and operating results are difficult to predict, even in the near term. Our historical operating results have in the past fluctuated significantly, and may continue to fluctuate in the future, as a result of a variety of factors, many of which are outside of our control. As a result, comparing our revenues and operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. We may not be able to accurately predict our future revenues or results of operations. We base our current and future expense levels on our operating plans and sales forecasts, and our operating costs are relatively fixed in the short-term. As a result, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter. It is possible that our operating results in some periods may be below market expectations. This would likely cause the market price of our common stock to decline. In addition to the other risk factors listed in this section, our operating results are affected by a number of factors, including:

  •
  our sales volume;

  •
  fluctuations in demand for our products and services, including seasonal variations;

  •
  average selling prices and the potential for increased discounting of products by us or our competitors;

  •
  the timing of revenue recognition in any given period as a result of revenue recognition guidance under accounting principles generally accepted in the U.S.;

  •
  our ability to forecast demand and manage lead times for the manufacturing of our products;

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  shortages in the availability of components used in our products, including components whose manufacturing lead times have increased significantly or may increase in the future;

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  our ability to control costs, including our operating expenses and the costs of the components we purchase;

  •
  our ability to develop and maintain relationships with our channel partners;

  •
  our ability to develop and introduce new products and product enhancements that achieve market acceptance;

  •
  any significant changes in the competitive dynamics of our markets, including new entrants, or further consolidation;

  •
  reductions in customers' budgets for information technology purchases and delays in their purchasing cycles;

  •
  changes in the regulatory environment for the certification and sale of our products;

  •
  claims of intellectual property infringement against us and any resulting temporary or permanent injunction prohibiting us from selling our products or the requirement to pay damages or expenses associated with any such claims; and

  •
  general economic conditions in our domestic and international markets.

        Further, as a result of customer buying patterns, historically we have received a substantial portion of a quarter's sales orders and generated a substantial portion of a quarter's revenues during the last two weeks of the quarter. If expected revenues at the end of any quarter are delayed for any reason, including the failure of anticipated purchase orders to materialize, our inability to deliver products prior to quarter-end to fulfill purchase orders received near the end of the quarter, our failure to manage inventory properly in a way to meet demand, or our inability to release new products on schedule, our revenues for that quarter could be materially and adversely affected and could fall below market expectations.

        As a result of the above factors, or other factors, our operating results in one or more future periods may fail to meet or exceed the expectations of securities analysts or investors. In that event, the trading price of our common stock would likely decline.

We compete in a rapidly evolving market, and the failure to respond quickly and effectively to changing market requirements could cause our business and operating results to decline.

        The wireless networking market is characterized by rapidly changing technology, changing customer needs, evolving industry standards and frequent introductions of new products and services. In order to deliver a competitive wireless LAN, our virtualized wireless LAN solution must be capable of operating with an ever increasing array of wireless devices and an increasingly complex network environment. In addition, our products are designed to be compatible with industry standards for communications over wireless networks. As new wireless devices are introduced and standards in the wireless networking market evolve, we may be required to modify our products and services to make them compatible with these new products and standards. Likewise, if our competitors introduce new products and services that compete with ours, we may be required to reposition our product and service offerings or introduce new products and services in response to such competitive pressure. For example, the Institute of Electrical and Electronics Engineers, or IEEE, is expected to approve a new standard, IEEE 802.11ac, in 2013. This is a major upgrade of IEEE 802.11 technologies that is designed to enable very high throughput operation for stations in Wi-Fi networks. We are actively working on developing IEEE 802.11ac solutions with our silicon partners. We may not be successful in modifying our current products or introducing new ones in a timely or appropriately responsive manner, or at all. If we fail to address these changes successfully, our business and operating results could be materially harmed.

We must increase market awareness of our brand and our solution and develop and expand our sales channels, and if we are unsuccessful, our business, financial condition and operating results could be adversely affected.

        We must improve the market awareness of our brand and solution and expand our relationships with our channel partners in order to increase our revenues. Further, we believe that we must continue to develop our relationships with new and existing channel partners to effectively and efficiently extend our geographic reach and market penetration. Our efforts to improve sales of our solution could result in a material increase in our sales and marketing expense and general and administrative expense, and there can be no assurance that such efforts will be successful. If we are unable to significantly increase the awareness of our brand and solution, expand our relationships with channel partners, or effectively manage the costs associated with these efforts, our business, financial condition and results of operations could be materially and adversely affected.

We compete in highly competitive markets, and competitive pressures from existing and new companies may harm our business and operating results.

        The markets in which we compete are highly competitive and influenced by the following competitive factors:

  •
  performance, reliability and predictability of wireless networking solutions;

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  initial price and total cost of ownership;

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  comprehensiveness of the solution;

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  ability to provide quality customer service and support;

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  interoperability with other devices;

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  scalability of solution;

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  ability to provide secure mobile access to the network; and

  •
  ability to bundle wireless products with other networking offerings.

        We expect competition to intensify in the future as other companies introduce new products into our markets. This competition could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results or financial condition. If we do not keep pace with product and technology advances, there could be a material and adverse effect on our competitive position, revenues and prospects for growth.

        A number of our current or potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources than we. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, devote greater resources to the promotion and sale of their products and services, initiate or withstand substantial price competition, take advantage of acquisitions or other opportunities more readily and develop and expand their product and service offerings more quickly than we. Our competitors with larger volumes of orders and more diverse product offerings may require our VARs and distributors to stop selling our products, or to reduce their efforts to sell our products, which could harm our business and results of operations. In addition, certain of our competitors offer, or may in the future offer, more diverse product offerings and may be able to bundle wireless products with other networking offerings. Potential customers may prefer to purchase all of their equipment from a single provider, or may prefer to purchase wireless networking products from an existing supplier rather than a new supplier, regardless of product performance or features.

        We expect increased competition if our market continues to expand. Conditions in our markets could change rapidly and significantly as a result of technological advancements or other factors. In addition, current or potential competitors may be acquired by third parties with greater available resources, such as Motorola's acquisition of Symbol Technologies, Hewlett-Packard's acquisition of Colubris Networks and Juniper Networks' acquisition of Trapeze Networks. As a result of such acquisitions, our current or potential competitors might take advantage of the greater resources of the larger organization to compete with us. Continued industry consolidation may adversely impact customers' perceptions of the viability of smaller and even medium-sized wireless networking companies and, consequently, customers' willingness to purchase from such companies.

If we do not effect a smooth transition to a new Chief Executive Officer, our business and operating results may suffer and our stock price may decline.

        On March 18, 2012, our Board of Directors appointed Dr. Bami Bastani, who previously served as the president, chief executive officer (CEO) and board member of companies in the mobility, consumer, and broadband markets, as our president and CEO and a member of our Board of Directors. Our CEO will likely also require a period of time to assimilate into our company and become fully productive, the pendency of which could negatively impact our business, at least in the short term.

If we are unable to hire, integrate and retain qualified personnel, our business will suffer.

        Our future success depends, in part, on our ability to continue to attract, integrate and retain highly skilled personnel. Our inability to attract, integrate or retain qualified personnel, or delays in hiring required personnel, particularly in engineering and sales, may seriously harm our business, financial condition and results of operations. Competition for highly skilled personnel is frequently intense, especially in the locations where we have a substantial presence and need for highly-skilled personnel, including the San Francisco Bay Area and India. We may not be successful in attracting qualified personnel to fulfill our current or future needs.

        If we cannot effectively integrate and retain key employees, the execution of our business strategy may be significantly delayed or adversely impacted. For example, on March 18, 2012, our Board of Directors appointed Dr. Bami Bastani as our president and CEO and a member of our Board of Directors. During 2011, we hired a senior vice president to run our worldwide sales, service and support organization, a senior vice president to run our engineering organization and a senior vice president to run our marketing organization. Our success in the subsequent periods will depend a significant part on our ability to integrate them into our operations and their ability to enhance and implement our operations and strategy.

        Often, significant amounts of time and resources are required to train technical, sales and other personnel. Qualified individuals are in high demand. We have increased our investment in field sales personnel and we have no assurance that they will become fully productive in the time periods anticipated. We may incur significant costs to attract and retain them, and we may lose new employees to our competitors or other technology companies before we realize the benefit of our investment in recruiting and training them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, and we may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business would suffer.

        None of our employees have employment agreements for specific terms, and any of our employees may terminate their employment at any time. Volatility or lack of performance in our stock price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of stock or stock options. Employees may be more likely to leave us if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the options, or if the exercise prices of the options that they hold are significantly above the market price of our common stock. The loss of services of key employees could significantly delay or prevent the achievement of our strategic objectives, which could adversely affect our business and operating results.

Our strategy to rapidly increase our investments in sales and marketing programs and personnel may not generate the revenue increases anticipated or such revenue increases may only be realized over a longer period than currently expected.

        Since early 2011, we substantially expanded our field sales organization to provide improved coverage of the growing number of business opportunities in our target markets, approximately doubling our sales headcount by early 2012. Significant ongoing efforts have been and are being made in training and on-boarding activities to assist new sales teams to become productive in a relatively short period of time. In addition, in late 2011 we made a variety of investments in marketing programs to complement the expansion of our field sales headcount. Market awareness of our capabilities and products is essential to our continued growth and our success in all of our markets. If our marketing programs are not successful in creating market awareness of our company and products or the timing and degree of increased revenues resulting from our increased sales and marketing efforts does not meet our expectations, our business, financial condition and results of operations may suffer materially, and we will not be able to achieve sustained growth.

Claims by others that we infringe their proprietary technology could harm our business.

        Our industry is characterized by vigorous protection and pursuit of intellectual property rights, which has resulted in protracted and expensive litigation for many companies. Third parties, including some of our competitors, have asserted and may in the future assert claims of infringement of intellectual property rights against us or against our customers or channel partners for which we may be liable. Any claims or proceedings against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, result in the diversion of significant operational resources, require us to enter into royalty or licensing agreements, or require expensive changes to our products. As a result, these claims could materially and adversely affect our business, results of operations, cash flows and financial position. For example:

  •
  We previously received letters from, and had lengthy discussions with Motorola, one of our competitors with a large patent portfolio and substantial resources alleging that our products infringe upon certain of its patents. Those negotiations ultimately resulted in us entering into a cross-license with Motorola under which we agreed to pay Motorola $7.3 million, which was paid out during the quarter ended September 30, 2011.

  •
  In May 2010, Extricom Ltd., filed suit against us in the Federal District Court of Delaware asserting infringement of U.S. Patent No. 7,697,549. The litigation was dismissed after the parties entered into a settlement, license and release agreement on April 13, 2012, in which we agreed to a one-time payment of approximately $2.4 million to Extricom Ltd., and we and Extricom Ltd. each agreed to a cross-license of each other's patents in exchange for a full release and settlement of the litigation.

        In addition, the following lawsuits claiming patent infringement currently are pending, and for which we are unable to determine the outcome. Accordingly, we cannot estimate the potential financial impact these actions could have on our business, results of operations, cash flows and financial position.

  •
  On October 22, 2010, EON Corp. IP Holdings, LLC, filed suit against us and several other defendants in the United States District Court for the Eastern District of Texas asserting infringement of U.S. Patent No. 5,592,491. EON Corp. IP Holdings, LLC has amended its complaint to add additional defendants and to add specificity to certain of its claims. Our response to the Amended Complaint was filed on March 7, 2011, denying the allegations of the complaint, and asserting that the EON patent is not infringed and is invalid. One of the co-defendants in the action filed a motion to transfer the case to the Northern District of California, and the Company joined in the motion to transfer. On February 29, 2012, the case was transferred to the Northern District of California. No case schedule has been set in the California action. The EON Corp. IP Holdings, LLC Amended Complaint seeks unspecified monetary damages and injunctive relief.

  •
  On June 2, 2011, the United States International Trade Commission instituted a Section 337 Investigation, based on allegations that Linex Technologies, Inc.'s ("Linex") U.S. Patents relating to multiple-input-multiple-output technology are infringed by 802.11n products imported and sold by us—as well as by Hewlett-Packard, Apple, Aruba Networks, and Ruckus Wireless. On April 2, 2012, Linex filed a motion to terminate the Investigation based on withdrawal of the complaint. On April 3, 2012, Administrative Law Judge Thomas B. Pender granted Linex's motion and as a result, the Investigation has been terminated in its entirety. After the termination of the Investigation, Linex restarted litigation against the same defendants in the Federal District Court of Delaware. No case schedule has been set by the Delaware court, but we expect that the pre-trial discovery will begin before the end of 2012.

  •
  On August 15, 2012, ReefEdge Networks, LLC ("ReefEdge") filed suit against us and several other defendants including, Cisco Systems, Aruba Networks, Dell Computers, and Ruckus Wireless in the Federal District Court of Delaware asserting infringement of U.S. Patent No. 6,633,761; U.S. Patent No. 6,975,864; and U.S. Patent No. 7,197,308. Our response to the complaint is due September 6, 2012, and no case schedule has currently been set for this action. The ReefEdge complaint seeks unspecified monetary damages and injunctive relief.

        As our business expands and the number of products and competitors in our market increases and overlaps occur, we expect that infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we will be successful in defending ourselves against intellectual property claims. In addition, because we currently have a limited portfolio of issued patents compared to our major competitors, we may not be able to effectively utilize our intellectual property portfolio to assert defenses or counterclaims in response to patent infringement claims or litigation brought against us by third parties. Further, litigation may involve patent holding companies or other adverse patent owners who have no relevant product revenues and against whom our potential patents may provide little or no deterrence. Many of these potential litigants have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. A successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing certain products or performing certain services. We may also be required to seek a license and pay royalties for the use of such intellectual property, which may not be available on commercially acceptable terms or at all. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and may ultimately not be successful.

        In addition, much of our business relies on, and many of our products incorporate, proprietary technologies of third parties. We may not be able to obtain, or continue to obtain, licenses from such third parties on reasonable terms, and such licensing may increase our exposure to claims of infringement by other third parties.

If we are unable to protect our intellectual property rights, our competitive position could be harmed or we could be required to incur significant expenses to enforce our rights.

        We depend on our ability to protect our proprietary technology. We protect our proprietary information and technology through licensing agreements, nondisclosure agreements and other contractual provisions, as well as through patent, trademark, copyright and trade secret laws in the U.S. and similar laws in other countries. These protections may not be available in all cases or may be inadequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. The laws of some foreign countries may not be as protective of intellectual property rights as those in the United States, and mechanisms for enforcement of intellectual property rights may be inadequate. For example, the laws of India, where we conduct significant research and development activities, do not protect our proprietary rights to the same extent as the laws of the U.S. In addition, third parties may seek to challenge, invalidate or circumvent our patents, trademarks, copyrights and trade secrets, or applications for any of the foregoing. Our competitors may independently develop technologies that are substantially equivalent, or superior, to our technology or design around our proprietary rights. In each case, our ability to compete could be significantly impaired.

        To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement or misappropriation of our proprietary rights against third parties. Any such action could result in significant costs and diversion of our resources and management's attention, and there can be no assurance that we will be successful in such action. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights than we. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing or misappropriating our intellectual property.

        We have a limited patent portfolio. To date, we have not applied for patent protection outside of the U.S. While we plan to protect our intellectual property with, among other things, patent protection, there can be no assurance that:

  •
  current or future U.S. or future foreign patent applications will be approved;

  •
  our issued patents will protect our intellectual property and not be held invalid or unenforceable if challenged by third parties;

  •
  we will succeed in protecting our technology adequately in all key jurisdictions in which we or our competitors operate;

  •
  the patents of others will not have an adverse effect on our ability to do business; or

  •
  others will not independently develop similar or competing products or methods or design around any patents that may be issued to us.

        The failure to obtain patents with claims of a scope necessary to cover our technology, or the invalidation or our patents, or our inability to protect any of our intellectual property, may weaken our competitive position and may materially and adversely affect our business and results of operations.

        We might be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results and financial condition.

If the demand for wireless networks does not continue to develop as we anticipate, demand for our virtualized wireless LAN solution may not grow as we expect.

        The success of our business depends on enterprises continuing to adopt wireless networks for use with their business-critical applications. The market for enterprise-wide wireless networks has only developed in recent years as enterprises have deployed wireless networks to take advantage of the convenient access to the network that they provide. As businesses seek to run their business-critical applications on these wireless networks, they recognize the limitations of other wireless solutions and the need for our virtualized wireless LAN solution. Ultimately, however, enterprises may not elect to deploy wireless networks and may not elect to run their business-critical applications on a wireless network. Accordingly, demand for our solution may not continue to develop as we anticipate, or at all.

Our sales cycles can be long and unpredictable. As a result, our sales are difficult to predict and may vary substantially from quarter to quarter, which may cause our operating results to fluctuate significantly.

        The timing of our sales is difficult to predict. Our sales efforts involve educating our customers about the use and benefits of our virtualized wireless LAN solution, including the technical capabilities of our products and the potential cost savings achievable by organizations deploying our solution. Customers typically undertake a significant evaluation process, which frequently involves not only our products but also those of our competitors and can result in a lengthy sales cycle. We spend substantial time, effort and money in our sales efforts without any assurance that our efforts will produce any sales. In addition, purchases of our virtualized wireless LAN solution are frequently subject to budget constraints, multiple approvals, and unplanned administrative, processing and other delays. If sales expected from a specific customer for a particular quarter are not realized in that quarter or at all, our operating results could be materially and adversely affected.

Our revenues may decline as a result of changes in public funding of educational institutions.

        We have historically generated a substantial portion of our revenues from sales to educational institutions. Public schools receive funding from local tax revenue, and from state and federal governments through a variety of programs, many of which seek to assist schools located in underprivileged or rural areas. We believe that the funding for a substantial portion of our sales to educational institutions comes from federal funding, in particular the E-Rate program. E-Rate is a program of the Federal Communications Commission that subsidizes the purchase of approved telecommunications, Internet access, and internal connections costs for eligible public educational institutions. In the event that the federal government reduces the amounts dedicated to the E-Rate program in future periods, or eliminates the program completely, our sales to educational institutions may be reduced. Furthermore, if state or local funding of public education is significantly reduced because of legislative changes or by fluctuations in tax revenues due to changing economic conditions, our sales to educational institutions may be negatively impacted. Any reduction in spending on information technology systems by educational institutions would likely materially and adversely affect our business and results of operations.

Seasonality may cause fluctuations in our operating results.

        We believe that there can be significant seasonal factors that may cause the first and third quarters of our fiscal year to have relatively weaker products revenues than the second and fourth fiscal quarters. We believe that this seasonality results from a number of factors, including:

  •
  customers with a December 31 fiscal year end may choose to spend remaining budgets before their year end resulting in a positive impact on our products revenues in the fourth quarter of our fiscal year;

  •
  the structure of our direct sales compensation program may provide additional financial incentives to our sales personnel for exceeding their annual goals;

  •
  the timing of our annual training for the entire sales force in our first fiscal quarter combined with the above fourth quarter factors can potentially cause our first fiscal quarter to be seasonally weak;

  •
  many of our education customers have procurement and deployment cycles that can result in stronger order flow in our second fiscal quarter than other quarters assuming the continued availability of traditional funding sources, such as the E-Rate program in the United States; and

  •
  seasonal reductions in business activity during the summer months in the United States, Europe and certain other regions may have a negative impact on our third quarter revenues.

        We believe that our historical growth, variations in the amount of orders booked in a prior quarter but not shipped until a later quarter and other variations in the amount of deferred revenues may have overshadowed the nature or magnitude of seasonal or cyclical factors that might have influenced our business to date. In addition, the timing of one or more large transactions may overshadow seasonal factors in any particular quarterly period. Seasonal or cyclical variations in our operations may become more pronounced over time and may materially affect our results of operations in the future.

The average sales prices of our products may decrease.

        The average sales prices for our products may decline for a variety of reasons, including competitive pricing pressures, a change in our mix of products, anticipation of the introduction of new products or promotional programs. The markets in which we compete are highly competitive and we expect this competition to increase in the future, thereby leading to increased pricing pressures. Larger competitors with more diverse product offerings may reduce the price of products that compete with ours in order to promote the sale of other products or may bundle them with other products. For example, some of our large competitors who provide network switching equipment may offer a wireless overlay network at very low prices or on a bundled basis. Furthermore, average sales prices for our products have typically decreased over product life cycles. A decline in our average selling prices in excess of our expectations may harm our operating results.

We expect our gross margin to vary over time, and our level of gross margin may not be sustainable.

        Our level of gross margin may not be sustainable and may be adversely affected by numerous factors, including:

  •
  increased price competition;

  •
  changes in customer or product and service mix;

  •
  introduction of new products;

  •
  our ability to reduce production costs;

  •
  increases in material or labor costs;

  •
  increased costs of licensing third party technologies that are used in our products;

  •
  excess inventory, inventory holding charges and obsolescence charges;

  •
  the timing of revenue recognition and revenue deferrals;

  •
  changes in our distribution channels or with our channel sales partners;

  •
  increased warranty costs; and

  •
  inbound shipping charges.

        As a result of any of these factors, or other factors, our gross margin may be adversely affected, which in turn would harm our operating results.

We rely on channel partners to generate a substantial majority of our revenues. If our partners fail to perform, our operating results could be materially and adversely affected.

        A substantial majority of our revenues is generated through sales by our channel partners, which are distributors and VARs. Sales through our channel partners accounted for 95% and 94% of our total net revenues during the three and six months ended June 30, 2012, respectively. Sales through our channel partners accounted for 87% of our total net revenues for each of the three and six months ended June 30, 2011, respectively. Sales through our channel partners accounted for 92% of our total net revenues during the year ended December 31, 2011. To the extent our channel partners are unsuccessful in selling our products, or we are unable to obtain and retain a sufficient number of high-quality channel partners, our operating results could be materially and adversely affected.

        Westcon Group, Catalyst Telecom and SiraCom distribute a significant amount of our products worldwide. Resale of product through Westcon Group, Catalyst Telecom and SiraCom accounted for 67% and 61% of our worldwide net revenues for the three and six months ended 2012, respectively. Resale of product through Westcon Group, Catalyst Telecom and SiraCom accounted for 53%, of our worldwide net revenues in 2011.

        Our channel partners may be unsuccessful in marketing, selling and supporting our products and services. They may also market, sell and support products and services that are competitive with ours, and may devote more resources to the marketing, sales and support of such products. They may have incentives to promote our competitors' products in lieu of our products, particularly for our competitors with larger volumes of orders, more diverse product offerings and a longer relationship with our VARs or distributors. In these cases, our channel partners may stop selling our products completely. New sales channel partners may take several months or more to achieve significant sales. Our channel partner sales structure could subject us to lawsuits, potential liability and reputational harm if, for example, any of our channel partners misrepresents the functionality of our products or services to customers, violate laws or our corporate policies. If we fail to effectively manage our existing or future sales channel partners, our business would be seriously harmed.

We base our inventory purchase decisions on our forecasts of customers' demand, and if our forecasts are inaccurate, our operating results could be materially harmed.

        We place orders with our manufacturers based on our forecasts of our customers' demand. Our forecasts are based on multiple assumptions, each of which may introduce errors into our estimates affecting our ability to service our customers. When demand for our products increases significantly, we may not be able to meet demand on a timely basis, and we may need to expend a significant amount of time working with our customers to allocate limited supply and maintain positive customer relations, or we may incur additional costs in order to rush the manufacture and delivery of additional inventory. If we underestimate customer demand, we may forego revenue opportunities, lose market share and damage our customer relationships. Conversely, if we overestimate customer demand, we may purchase more inventory than we are able to sell when we expect to or at all. As a result, we could have excess or obsolete inventory, resulting in a decline in the value of our inventory, which would increase our costs of revenues and reduce our liquidity. Our failure to accurately manage inventory against demand would adversely affect our operating results.

Our virtualized wireless LAN solution incorporates complex technology and may contain defects or errors, which could cause harm to our reputation and adversely affect our business.

        Our virtualized wireless LAN solution incorporates complex technology and must operate with a significant number and types of wireless devices, which attempt to run new and complex applications in a variety of environments that utilize different wireless communication industry standards. Our products have contained and may in the future contain defects or errors. In some cases, these defects or errors have delayed the introduction of our new products. Some errors in our products may only be discovered after a product has been installed and used by customers. These issues are most prevalent when new products are introduced into the market. Any errors or defects discovered in our products, after commercial release could result in loss of revenues or delay in revenue recognition, loss of customers, damage to our brand and reputation, and increased service and warranty cost, any of which could materially and adversely affect our business and operating results.

        We could face claims for product liability, tort or breach of warranty, including claims relating to changes to our products made by our channel partners. Our contracts with customers contain provisions relating to warranty disclaimers and liability limitations, which may not be upheld. Defending a lawsuit, regardless of its merit, is costly and may divert management's attention and adversely affect the market's perception of us and our products.

If we fail to develop new products and enhancements to our virtualized wireless LAN solution, we may not be able to remain competitive.

        We must develop new products and continue to enhance our virtualized wireless LAN solution to meet rapidly evolving customer requirements. If we fail to develop new products or enhancements to our existing products, our business could be adversely affected, especially if our competitors are able to introduce products with enhanced functionality. In addition, as new mobile applications are introduced, our success may depend on our ability to provide a solution that supports these applications.

        We are subject to a number of industry standards established by various standards bodies, such as the IEEE, and we design our products to comply with these standards. As new industry standards emerge, we could be required to invest a substantial amount of resources to develop new products that comply with these standards. For example, we devoted a substantial amount of our research and development resources to design a virtualized wireless LAN solution that could optimize the performance allowed by the 802.11n standard. In addition, the IEEE is expected to approve a new standard, IEEE 802.11ac, in 2013. This is a major upgrade of IEEE 802.11 technologies that is designed to enable very high throughput operation for stations in Wi-Fi networks. We are actively working on developing IEEE 802.11ac solutions with our silicon partners. If we are not able to adapt to new or changing standards that are ratified by the IEEE or other standards bodies, our ability to sell our products may be adversely affected and we may not realize the benefits of our research and development efforts.

        Our research and development efforts relating to new products and technologies are time-consuming, costly and complex. If we expend a significant amount of resources on research and development and our efforts do not lead to the successful introduction of products that are competitive in the marketplace, this could materially and adversely affect our business and operating results.

Although certain technical problems experienced by users may not be caused by our virtualized wireless LAN solution, our business and reputation may be harmed if users perceive our solution as the cause of a slow or unreliable network connection.

        Our solution has been deployed in many different environments and is capable of providing wireless access to many different types of wireless devices operating a variety of applications. The ability of our virtualized wireless LAN solution to operate effectively can be negatively impacted by many different elements unrelated to our products. For example, a user's experience may suffer from an incorrect setting in a wireless device, which is not a problem caused by the network. Although certain technical problems experienced by users may not be caused by our solution, users often perceive the underlying cause to be a result of poor performance of the wireless network. This perception, even if incorrect, could harm our business and reputation.

Our international sales and operations subject us to additional risks that may materially and adversely affect our business and operating results.

        We derive a significant portion of our revenues from customers outside the U.S. During the six months ended June 30, 2012 and 2011, 51% and 39% of our revenues were derived from customers outside of the U.S. While our international sales have typically been denominated in U.S. dollars, fluctuations in currency exchange rates could cause our products to become relatively more expensive to customers in a particular country, leading to a reduction in sales or profitability in that country.

        In addition, we have a research and development facility located in India, and we expect to expand our offshore development efforts and general and administrative functions within India and possibly in other countries. We have sales and support personnel in numerous countries worldwide.

        Our international operations subject us to a variety of risks, including:

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  the difficulty of managing and staffing international offices and the increased travel, infrastructure and legal compliance costs associated with multiple international locations;

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  difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

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  tariffs and trade barriers, export regulations and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets;

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  increased exposure to foreign currency exchange rate risk;

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  heightened exposure to political and economic instability, war and terrorism;

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  reduced protection for intellectual property rights in some countries;

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  costs of compliance with, and the risks and costs of non-compliance with, differing and changing regulatory and legal requirements in the jurisdictions in which we operate;

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  heightened risks of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, and irregularities in, financial statements;

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  multiple conflicting tax laws and regulations;

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  the need to localize our products for international customers; and

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  increased cost of terminating employees in some countries.

        As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully could harm our international operations and reduce our international sales, adversely affecting our business, operating results and financial condition.

        Another significant risk resulting from our international operations is compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-bribery laws applicable to our operations. In many foreign countries, particularly in those with developing economies, it may be a local custom that businesses operating in such countries engage in business practices that are prohibited by the FCPA or other U.S. and foreign laws and regulations applicable to us. Although we have implemented procedures designed to ensure compliance with the FCPA and similar laws, there can be no assurance that all of our employees, agents and other channel partners, as well as those companies to which we outsource certain of our business operations, will not take actions in violation of our policies. Any such violation could have a material and adverse effect on our business.

        Our product and service sales may be subject to foreign governmental regulations, which vary substantially from country to country and change from time to time. Failure to comply with these regulations could adversely affect our business. Further, in many foreign countries it is common for others to engage in business practices that are prohibited by our internal policies and procedures or U.S. regulations applicable to us. Although we implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of our employees, contractors, channel partners and agents will comply with these laws and policies. Violations of laws or key control policies by our employees, contractors, channel partners or agents could result in delays in revenue recognition, financial reporting misstatements, fines, penalties or the prohibition of the importation or exportation of our products and services and could have a material adverse effect on our business and results of operations.

Our use of and reliance on research and development resources in India may expose us to unanticipated costs or events.

        We have a significant research and development center in Bangalore, India and, in recent years, have increased headcount and development activity at this facility. There is no assurance that our reliance upon research and development resources in India will enable us to achieve meaningful cost reductions or greater resource efficiency. Further, our research and development efforts and other operations in India involve significant risks, including:

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  difficulty hiring and retaining appropriate engineering personnel due to intense competition for such resources and resulting wage inflation;

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  the knowledge transfer related to our technology and resulting exposure to misappropriation of intellectual property or information that is proprietary to us, our customers and other third parties;

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  heightened exposure to change in the economic, security and political conditions in India;

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  fluctuations in currency exchange rates and regulatory compliance in India; and

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  interruptions to our operations in India as a result of floods and other natural catastrophic events as well as manmade problems such as power disruptions or terrorism.

        Difficulties resulting from the factors above and other risks related to our operations in India could expose us to increased expense, impair our development efforts and harm our competitive position.

We rely on third parties to manufacture our products, and depend on them for the supply and quality of our products.

        We outsource the manufacturing of our products, and are therefore subject to the risk that our third-party manufacturers do not provide our customers with the quality and performance that they expect from our products. Our orders may represent a relatively small percentage of the overall orders received by our manufacturers from their customers. As a result, fulfilling our orders may not be considered a priority in the event our manufacturers are constrained in their ability to fulfill all of their customer obligations in a timely manner. We must also accurately predict the number of products that we will require. If we overestimate our requirements, our manufacturers may assess charges, or we may incur liabilities for excess inventory, each of which could negatively affect our gross margins. Conversely, if we underestimate our requirements, our manufacturers may have inadequate materials and components required to produce our products. This could result in an interruption of the manufacturing of our products, delays in shipments and deferral or loss of revenues. Quality or performance failures of our products or changes in our manufacturers' financial or business condition could disrupt our ability to supply quality products to our customers and thereby have a material and adverse effect on our business and operating results.

Some of the components and technologies used in our products are purchased and licensed from a single source or a limited number of sources. The loss of any of these suppliers may cause us to incur additional transition costs, result in delays in the manufacturing and delivery of our products, or cause us to carry excess or obsolete inventory and could cause us to redesign our products.

        While supplies of our components are generally available from a variety of sources, we currently depend on a single source or limited number of sources for several components for our products. For example, the chipsets that we use in our products are currently available only from a limited number of sources, with whom neither we nor our manufacturers have entered into supply agreements. We have also entered into license agreements with some of our suppliers for technologies that are used in our products, and the termination of these licenses, which can generally be done on relatively short notice, could have a material adverse effect on our business. For example, our access points incorporate certain technology that we license from Atheros Communications, Inc., or Atheros. We have entered into a license agreement with Atheros, and such license agreement automatically renews for successive one-year periods unless the agreement is terminated prior to the end of the then-current term. In the event our license agreement with Atheros is terminated, we would be required to redesign some of our products in order to incorporate technology from alternative sources, and any such termination of the license agreement and redesign of certain of our products could require additional licenses and materially and adversely affect our business.

        As there are no other sources identical to these components and technologies, if we lost any of these suppliers, we could be required to transition to a new supplier, which could increase our costs, result in delays in the manufacturing and delivery of our products or cause us to carry excess or obsolete inventory, and we could be required to redesign our hardware and software in order to incorporate components or technologies from alternative sources.

        In addition, for certain components for which there are multiple sources, we are still subject to potential price increases and limited availability due to market demand for such components. In the past, unexpected demand for communication products caused worldwide shortages of certain electronic parts. If such shortages occur in the future, our business would be adversely affected. We carry very little inventory of our products, and we and our manufacturers rely on our suppliers to deliver necessary components in a timely manner. We and our manufacturers rely on purchase orders rather than long-term contracts with these suppliers, and as a result, even if available, we or our manufacturers may not be able to secure sufficient components at reasonable prices or of acceptable quality to build products in a timely manner and, therefore, may not be able to meet customer demands for our products, which would have a material and adverse effect on our business, operating results and financial condition.

We rely on a third party for the fulfillment of our customer orders, and the failure of this third party to perform could have an adverse effect upon our reputation and our ability to distribute our products, which could cause a material reduction in our revenues.

        We use a third party to hold our inventory and fulfill our customer orders. If our third-party fulfillment agent fails to perform, our ability to deliver our products and to generate revenues would be adversely affected. The failure of our third-party logistics provider to deliver products in a timely manner could lead to the dissatisfaction of our channel partners and customers and damage our reputation, which may cause our channel partners or customers to cancel existing agreements with us and to stop doing business with us. In addition, this reliance on a third-party logistics provider also may impact the timing of our revenue recognition if our logistics provider fails to deliver orders during the prescribed time period. Although we believe that alternative logistics providers are readily available in the market, in the event we are unexpectedly forced to change providers we could experience short-term disruptions in our delivery and fulfillment process that could adversely affect our business.

Our ability to sell our products is highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support and services could have a material and adverse effect on our business and results of operations.

        Once our products are deployed within our customers' networks, they depend on our support organization to resolve any issues relating to our products. High-quality support is critical for the continued successful marketing and sale of our products. If we or our channel partners do not effectively assist our customers in deploying our products, succeed in helping our customers quickly resolve post-deployment issues, or provide effective ongoing support, it could adversely affect our ability to sell our products to existing customers and could harm our reputation with potential customers. In addition, as we expand our operations internationally, our support organization will face additional challenges including those associated with delivering support, training and documentation in languages other than English. Our failure or the failure of our channel partners to maintain high-quality support and services could have a material and adverse effect on our business and operating results.

We may engage in future acquisitions that could disrupt our business, cause dilution to our stockholders and harm our business, operating results and financial condition.

        We completed our first acquisition, that of Identity Networks, in 2011. In the future we may acquire other businesses, products or technologies. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, or such acquisitions may be viewed negatively by customers, financial markets or investors. We may also face additional challenges, because acquisitions entail numerous risks, including:

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  difficulties in the integration of acquired operations, technologies, personnel and/or products;

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  unanticipated costs associated with the acquisition transaction;

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  the diversion of management's attention from the regular operations of the business and the challenges of managing larger and more widespread operations;

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  adverse effects on new and existing business relationships with suppliers and customers;

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  risks associated with entering geographic or business markets in which we have no or limited prior experience;

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  the potential loss of key employees of acquired businesses;

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  an acquisition may result in a delay or reduction of customer purchases for both us and the company acquired due to customer uncertainty about continuity and effectiveness of products and services from either company; and

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  delays in realizing or failure to realize the benefits of an acquisition.

        Competition within our industry for acquisitions of businesses, technologies, assets and product lines has been, and may in the future continue to be, intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or because the target is acquired by another company. Furthermore, in the event that we are able to identify and consummate any future acquisitions, we could:

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  issue equity securities which would dilute current stockholders' percentage ownership;

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  incur substantial debt;

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  incur significant acquisition-related expenses;

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  assume contingent liabilities; or

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  expend significant cash.

Our reported financial results may be adversely affected by changes in accounting principles applicable to us.

        Generally accepted accounting principles in the U.S. are subject to interpretation by the Financial Accounting Standards Board, or FASB, the Securities and Exchange Commission, or SEC, and other various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change. Any difficulties in the implementation of these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline.

        In addition, the SEC has announced a multi-year plan that could ultimately lead to the use of International Financial Reporting Standards by U.S. issuers in their SEC filings. Any such change could have a significant effect on our reported financial results.

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

        The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below market expectations, resulting in a decline in our stock price. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to revenue recognition, stock-based compensation, valuation of inventory, fair value of financial instruments, allowance for doubtful accounts, and accounting for income taxes.

We are subject to governmental export and import controls that could subject us to liability or impair our ability to compete in international markets.

        Our products incorporate encryption technology and are subject to United States export controls, and may be exported outside the U.S. only with the required level of export license or through an export license exception. In addition, various countries regulate the import of certain encryption technology and have enacted laws that could limit our ability to distribute our products or could limit our customers' ability to implement our products in those countries. Changes in our products or changes in export and import regulations may create delays in the introduction of our products in international markets, prevent our customers with international operations from deploying our products throughout their global systems or, in some cases, prevent the export or import of our products to certain countries altogether. Any change in export or import regulations or related legislation, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations.

        In addition, we have implemented limited procedures to ensure our compliance with export regulations, and if our export compliance procedures are not effective, we could be subject to civil or criminal penalties, which could lead to a material fine or sanction that could have an adverse effect on our business and results of operations.

Our use of open source software could impose limitations on our ability to commercialize our products.

        Our products contain software modules licensed for use from third-party authors under open source licenses, including the GNU Public License, the GNU Lesser Public License, the Apache License and others. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use. If we combine our proprietary software with open source software in a certain manner, we could, under certain of the open source licenses, be required to release the source code of our proprietary software to the public. This could allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of product sales for us.

        Although we monitor our use of open source closely, the terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products. In such event, we could be required to seek licenses from third parties in order to continue offering our products, to re-engineer our products or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis, any of which could materially and adversely affect our business and operating results.

If we do not appropriately manage any future growth, or are unable to improve our systems and processes, our operating results could be negatively affected.

        Our future growth, if it occurs, could place significant demands on our management, infrastructure and other resources. We may need to increasingly rely on IT systems, some of which we do not currently have significant experience in operating, to help manage critical functions. To manage any future growth effectively, we must continue to improve and expand our information technology and financial infrastructure, operating and administrative systems and controls, and continue to manage headcount, capital and processes in an efficient manner. We may not be able to successfully implement improvements to these systems and processes in a timely or efficient manner, which could result in additional operating inefficiencies and could cause our costs to increase more than planned. If we do increase our operating expenses in anticipation of the growth of our business and this growth does not meet our expectations, our financial results may be negatively impacted. In addition, our systems and processes may not prevent or detect all errors, omissions or fraud. Our failure to improve our systems and processes, or their failure to operate in the intended manner, may result in our inability to manage the growth of our business and to accurately forecast our revenues, expenses and earnings, or to prevent certain losses. Any future growth would add complexity to our organization and require effective coordination within our organization. Failure to manage any future growth effectively could result in increased costs and harm our business.

Our business, operating results and growth rates may be adversely affected by unfavorable economic or market conditions.

        Our business depends on the overall demand for IT and on the economic health of our current and prospective customers. Our current business and operating plan assumes that economic activity in general, and IT spending in particular, will at least remain at close to current levels. We cannot be assured of the level of IT spending, however, the deterioration of which could have a material adverse effect on our results of operations and growth rates. The purchase of our products involves a significant commitment of capital and other resources, therefore, weak economic conditions, or a reduction in IT spending, even if economic conditions improve, would likely adversely impact our business, operating results and financial condition in a number of ways, including longer sales cycles, lower prices for our products and services, and reduced unit sales. For example, we believe that the recent economic downturns in the U.S. and international markets adversely affected our business as customers and potential customers reduced costs by reducing or delaying purchasing decisions. Any unfavorable economic or market conditions could materially and adversely affect our results of operations.

We are exposed to the credit risk of our VARs, distributors and customers, which could result in material losses and negatively impact our operating results.

        Most of our sales are on an open credit basis, with typical payment terms of 30 days in the U.S. and, because of local customs or conditions, longer in some markets outside the U.S. If any of our VARs, distributors or customers becomes insolvent or suffers a deterioration in its financial or business condition and is unable to pay for our products, our results of operations could be harmed.

Our ability to use net operating losses to offset future taxable income may be subject to certain limitations.

        In general, under Section 382 of the Internal Revenue Code, a corporation that undergoes an "ownership change" is subject to limitations on its ability to utilize its pre-change net operating losses, or NOLs, to offset future taxable income. Our existing NOLs may be subject to limitations arising from previous ownership changes, and if we undergo an ownership change in the future, our ability to utilize NOLs could be further limited by Section 382 of the Internal Revenue Code. Future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Section 382 of the Internal Revenue Code. Our net operating losses may also be impaired under state law. We may not be able to utilize a material portion of the NOLs. At December 31, 2011, we had federal and state net operating loss carryforwards of approximately $126.6 million and $113.5 million, respectively, expiring in 2022 and 2012, respectively.

Changes in our provision for income taxes or adverse outcomes resulting from examination of our income tax returns could adversely affect our results.

        Our provision for income taxes is subject to volatility and could be adversely affected by the following:

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  earnings being lower than anticipated in countries that have lower tax rates and higher than anticipated in countries that have higher tax rates;

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  changes in the valuation of our deferred tax assets and liabilities;

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  expiration of, or lapses in, the research and development tax credit laws;

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  transfer pricing adjustments including the effect of acquisitions on our intercompany research and development cost sharing arrangement and legal structure;

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  tax effects of nondeductible compensation;

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  tax costs related to intercompany realignments;

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  changes in accounting principles; or

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  changes in tax laws and regulations including possible U.S. changes to the taxation of earnings of our foreign subsidiaries, and the deductibility of expenses attributable to foreign income, or the foreign tax credit rules.

        Significant judgment is required to determine the recognition and measurement attributes prescribed in the accounting guidance for uncertainty in income taxes. The accounting guidance for uncertainty in income taxes applies to all income tax positions, including the potential recovery of previously paid taxes, which if settled unfavorably could adversely impact our provision for income taxes or additional paid-in capital. Further, as a result of certain of our ongoing employment and capital investment actions and commitments, our income in certain countries is subject to reduced tax rates. Our failure to meet these commitments could adversely impact our provision for income taxes. In addition, we are subject to the examination of our income tax returns by the Internal Revenue Service and other tax authorities. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. The outcomes from these examinations may have a material and adverse effect on our operating results and financial condition.

New regulations or changes in existing regulations related to our products may result in unanticipated costs or liabilities, which could have a material and adverse effect on our business, results of operations and future sales, and could place additional burdens on the operations of our business.

        Our products are subject to governmental regulations in a variety of jurisdictions. If any of our products becomes subject to new regulations or if any of our products becomes specifically regulated by additional government entities, compliance with such regulations could become more burdensome, and there could be a material adverse effect on our business and results of operations. For example, radio emissions are subject to regulation in the U.S. and in other countries in which we do business. In the U.S., various federal agencies including the Center for Devices and Radiological Health of the Food and Drug Administration, the Federal Communications Commission, the Occupational Safety and Health Administration and various state agencies have promulgated regulations that concern the use of radio/electromagnetic emissions standards. Member countries of the European Union have enacted similar standards concerning electrical safety and electromagnetic compatibility and emissions standards.

        In addition, our wireless communication products operate through the transmission of radio signals. Currently, operation of these products in specified frequency bands does not require licensing by regulatory authorities. Regulatory changes restricting the use of frequency bands or allocating available frequencies could become more burdensome and could have a material and adverse effect on our business and results of operations.

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, and to interruption by manmade problems such as power disruptions or terrorism.

        Our corporate headquarters are located in the San Francisco Bay Area, a region known for seismic activity. We also have significant research and development activities in India and facilities in Japan, regions known for typhoons, floods and other natural disasters. A significant natural disaster, such as an earthquake, fire or a flood, occurring at our headquarters, our other facilities or where our ODMs and channel partners are located, could have a material adverse impact on our business, operating results and financial condition. In addition, acts of terrorism could cause disruptions in our or our customers' businesses or the economy as a whole. We also rely on information technology systems to communicate among our workforce located worldwide, and in particular, our research and development activities that are coordinated between our corporate headquarters in the San Francisco Bay Area and our facility in India. Any disruption to our internal communications, whether caused by a natural disaster or by manmade problems, such as power disruptions, could delay our research and development efforts. To the extent that such disruptions result in delays or cancellations of customer orders, our research and development efforts or the deployment of our products, our business and operating results would be materially and adversely affected.

If we fail to maintain an effective system of internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

        As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the rules and regulations of The NASDAQ Stock Market. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place undue strain on our personnel, systems and resources.

        The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC's rules and forms.

        Our current controls and any new controls that we develop may become inadequate because of changes in conditions, and the degree of compliance with the policies or procedures may deteriorate. Further, weaknesses in our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our prior period financial statements. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

        In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources and provide significant management oversight, which involve substantial accounting-related costs. Any failure to maintain the adequacy of our internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In the event that we are not able to continue to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, that our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on The NASDAQ Global Market.

        We have not yet implemented a complete disaster recovery plan or business continuity plan for our accounting and related information technology systems. Any disaster could therefore materially impair our ability to maintain timely accounting and reporting.

Risks Related to This Offering and Ownership of our Common Stock

Our stock price may be volatile. Further, you may not be able to resell shares of our common stock at or above the price you paid.

        The trading price of our common stock has been highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

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  actual or anticipated variation in anticipated results of operations of us or our competitors;

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  the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

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  announcements by us or our competitors of new products, new or terminated significant contracts, commercial relationships or capital commitments;

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  additional dilution to our existing shareholders due to new financing activities;

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  failure of securities analysts to maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

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  developments or disputes concerning our intellectual property or other proprietary rights;

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  commencement of, or our involvement in, litigation;

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  announced or completed acquisitions of businesses or technologies by us or our competitors;

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  changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

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  price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole, such as the continuing volatility in the financial markets;

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  rumors and market speculation involving us or other companies in our industry;

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  any major change in our management;

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  general economic conditions and slow or negative growth of our markets; and

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  other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

        In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources. If our stock price fluctuates after this offering, you could lose a significant part of your investment.

If securities or industry analysts issue an adverse or misleading opinion regarding our stock or do not publish research or reports about our business, our stock price and trading volume could decline.

        The trading market for our common stock relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts or the content and opinions included in their reports. The price of our common stock could decline if one or more equity research analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline. Further, securities analysts may elect not to provide research coverage of our common stock and such lack of research coverage may adversely affect the market price of our common stock.

Future sales of shares by existing stockholders could cause our stock price to decline.

        If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of June 30, 2012, approximately 18.0 million shares of common stock were issued and outstanding. At that date, we had approximately 4.5 million shares of our common stock that will become eligible for sale in the public market to the extent exercised and permitted by the provisions of various stock plans and vesting agreements outstanding as of June 30, 2012. The weighted-average exercise price for options was $7.76 per share as of June 30, 2012. Warrants to purchase 3.2 million shares of common stock at a weighted average exercise price of $9.48 per share had not been exercised and were still outstanding as of June 30, 2012. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

        We have paid no cash dividends on any of our classes of capital stock to date, have contractual restrictions against paying cash dividends and currently intend to retain our future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Sales of shares in this offering, the issuance of shares by us in the future or sales of shares by our stockholders, may cause the market price of our common stock to drop significantly, even if our business is doing well.

        This offering may cause the market price of our common stock to decline, perhaps significantly, even if our business is doing well, and the volatility of our trading price may increase around the time of this offering. The market price of our common stock could also decline as a result of our sale of shares in this offering or the perception that sales of our shares are likely to occur in the future. This might also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Also, we may issue securities in connection with future financings and acquisitions, and those shares could dilute the holdings of other stockholders, including the investors in this offering.

Management might apply the net proceeds from this offering to uses that do not improve our operating results or increase the value of your investment.

        Our management will have considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess how the proceeds will be used. The net proceeds may be used for corporate purposes that do not improve our operating results or market value and you will not have the opportunity to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds. Pending application of the proceeds, they might be placed in investments that do not produce income or that lose value.

If an active trading market does not develop for our preferred stock, debt securities, warrants, subscription rights or units sold pursuant to this prospectus, securityholders may be unable to sell any such securities or to sell any such securities at a price that they deem sufficient.

        Unless otherwise specified in an accompanying prospectus supplement, any preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, subscription rights to purchase common stock, preferred stock or debt securities, or units consisting of some or all of these securities in any combination sold pursuant to this prospectus will be securities for which there currently is no established trading market. We may elect not to list any shares of preferred stock, debt securities, warrants, subscription rights or units sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of any preferred stock, debt securities, warrants, subscription rights or units may advise us that they intend to make a market in those securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

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  that a market for any shares of preferred stock, debt securities, warrants, subscription rights or units will develop or continue;

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  as to the liquidity of any market that does develop; or

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  as to the ability to sell any such securities or the price at which such securities may be sold.

Certain provisions of our certificate of incorporation and bylaws and of Delaware law may make it difficult for stockholders to change the composition of our board of directors and may discourage hostile takeover attempts that some of our stockholders may consider to be beneficial.

        Certain provisions of our certificate of incorporation and bylaws and of Delaware law may have the effect of delaying or preventing changes in control if our board of directors determines that such changes in control are not in the best interests of us and our stockholders. The provisions in our certificate or incorporation and bylaws include, among other things, the following:

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  the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms, including preferences and voting rights, of those shares without stockholder approval;

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  stockholder action can only be taken at a special or regular meeting and not by written consent;

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  advance notice procedures for nominating candidates to our board of directors or presenting matters at stockholder meetings;

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  allowing only our board of directors to fill vacancies on our board of directors; and

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  supermajority voting requirements to amend our bylaws and certain provisions of our certificate of incorporation.

        While these provisions have the effect of encouraging persons seeking to acquire control of our company to negotiate with our board of directors, they could enable the board of directors to hinder or frustrate a transaction that some, or a majority, of the stockholders might believe to be in their best interests and, in that case, may prevent or discourage attempts to remove and replace incumbent directors. We are also subject to Delaware laws that could have similar effects. One of these laws prohibits us from engaging in a business combination with a significant stockholder unless specific conditions are met.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus and documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus or any documents incorporated by reference in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements are often identified by the use of words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other similar comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Such forward-looking statements are subject to risks, uncertainties and other factors, including the risks outlined under "Risk Factors" or elsewhere in this prospectus or any documents incorporated by reference in this prospectus, which may cause our or our industry's actual results, levels of activity, performance or achievements and the timing of certain events to be materially different from any future results, levels of activity, performance or achievements and timing of certain events expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled "Risk Factors," set forth in any Quarterly Report on Form 10-Q, Annual Report on Form 10-K and our other SEC filings incorporated by reference to this prospectus.

        You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled "Risk Factors" and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes including, without limitation, additions to our working capital, capital expenditures and, while we have no present understandings, commitments or agreement to do so, potential acquisitions of, or investments in, companies and technologies that complement our business. Pending such uses, we may temporarily invest the net proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

        The financial information provided in the table below should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference into this prospectus. The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. As we had losses for each of the periods presented, we have provided the deficiency amounts. For purposes of calculating this deficiency, earnings consist of pre-tax loss from continuing operations before fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and the portion of rental expenses that we believe is representative of the interest portion of rental expenses.

	Six Months Ended June 30, 2012
			Year Ended December 31,
			2011		2010		2009		2008		2007
Ratio of earnings to fixed charges	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)

(1)
Due to the losses in the six months ended June 30, 2012 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007, we would have had to generate additional earnings of $20.7 million, $26.3 million, $36.4 million, $17.2 million, $26.5 million and $41.1 million, respectively, to achieve a ratio of earnings to fixed shares of 1:1.

DESCRIPTION OF SECURITIES

        As of the date of this prospectus, our authorized capital stock consisted of 150,000,000 shares of common stock, $0.0005 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.0005 par value per share. The following description summarizes the most important terms of the securities we may offer. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to the applicable prospectus supplement and any related free writing prospectus, our restated certificate of incorporation and restated bylaws and to the applicable provisions of Delaware law.

DESCRIPTION OF CAPITAL STOCK

  Common Stock

        As of November 2, 2012, there were 18,164,840 shares of common stock outstanding.

        Dividend Rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

        Voting Rights.    Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors.

        No Preemptive or Similar Rights.    Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

        Right to Receive Liquidation Distributions.    Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders will be distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

        Limitations on Common Stock Rights Created by the Rights of Another Authorized Class of Securities.    As further described below, our board of directors is authorized, subject to the limits imposed by Delaware law, to issue up to 5,000,000 shares of preferred stock. Although no shares of preferred stock are outstanding as of the date of this prospectus, our board may authorize the issuance of such preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.

        Our common stock is listed on The NASDAQ Global Market under the trading symbol "MERU." The transfer agent and registrar for our common stock is Computershare.

  Preferred Stock

        As of the date of this prospectus, no shares of our preferred stock were outstanding. Subject to limitations prescribed by Delaware law, our board of directors is authorized to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

        Our board of directors will fix the rights, preferences, privileges, qualifications, limitations and restrictions of the preferred stock of each series that we sell under this prospectus, applicable prospectus supplements and any related free writing prospectus in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description of the preferred stock in the certificate of designation, any applicable prospectus supplement and any related free writing prospectus will describe, among other things, the following terms of the preferred stock:

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  the number of shares in any series;

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  the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

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  the dividend rate and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

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  the voting rights of that series of preferred stock, if any;

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  the conversion provisions applicable to that series of preferred stock, if any;

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  the redemption or sinking fund provisions applicable to that series of preferred stock, if any;

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  the liquidation preference per share of that series of preferred stock, if any;

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  the rank of that series of preferred stock relative to other series of preferred stock; and

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  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

        The description of preferred stock set forth above and in any description of the terms of a particular series of preferred stock in the related prospectus supplement and any related free writing prospectus will not be complete. You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock. The prospectus supplement will also contain a description of certain U.S. federal income tax consequences relating to that series of preferred stock.

Anti-Takeover Provisions

        Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

  Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the "interested stockholder." Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

  Certificate of Incorporation and Bylaw Provisions

        Our amended and restated certificate of incorporation and our amended and restated bylaws include provisions that:

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  authorize the board of directors to issue, without further action by the stockholders, up to 5,000,000 shares of undesignated preferred stock;

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  require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

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  specify that special meetings of our stockholders can be called only by the board of directors, the chairman of the board, or the chief executive officer;

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  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors;

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  supermajority voting requirements to amend our bylaws and certain provisions of our certificate of incorporation; and

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  provide that vacancies on our board of directors may be filled only be a majority of directors then in office, even though less than a quorum.

        The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

        The following description summarizes some general terms that will apply to the debt securities. The description is not complete, and we refer you to the forms of indentures which we filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

  General

        The debt securities will be either our senior debt securities or our subordinated debt securities. We will issue the debt securities under one or more separate indentures between us and a trustee to be named in a prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated securities will be issued under a subordinated indenture. A copy of the form of each type of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indentures may be supplemented by one or more supplemental indentures. We refer to the senior indenture and the subordinated indenture, together with any supplemental indentures, as the "indentures" throughout the remainder of this prospectus.

        The indentures do not limit the amount of debt securities that we may issue. The indentures provide that debt securities may be issued up to the principal amount that we authorize from time to time. The senior debt securities will be secured or unsecured and will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be secured or unsecured and will be subordinated and junior to all senior indebtedness. The terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us, but those provisions may be included in the documents that include the specific terms of the debt securities.

        We may issue the debt securities in one or more separate series of senior debt securities and subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

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  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

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  if other than United States dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

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  the date or dates when payments on the principal must be made or the method of determining that date or dates;

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  interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  the places where payments may be made and the manner of payments;

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  any mandatory or optional redemption provisions;

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  any subordination provisions;

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  the denominations in which debt securities will be issued;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount;

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  the currency or currencies of payment of principal or interest; and the period, if any, during which a holder may elect to pay in a currency other than the currency in which the debt securities are denominated;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any;

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  whether the debt securities will be secured or unsecured;

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  whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form;

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  whether and on what terms we will pay additional amounts to holders of the debt securities that are not United States persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

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  the certificates or forms required for the issuance of debt securities in definitive form;

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  the trustees, depositaries, authenticating or paying agents, transfer agents or registrars of the debt securities;

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  any deletions of, or changes or additions to, the events of default or covenants;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments to those prices and rates; and

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  any other specific terms of the debt securities.

        If any debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities may bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount and may bear no or below market interest. The applicable prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

  Senior Debt Securities

        Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other indebtedness that is not subordinated.

  Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries.

  Registrar and Paying Agent

        The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes. The trustee to be named in a prospectus supplement will be designated security registrar and paying agent for the debt securities.

  Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We may issue global debt securities in either temporary or definitive form. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities in the prospectus supplement.

  Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

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  events requiring adjustment to the conversion or exchange price;

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

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  any anti-dilution provisions, if applicable.

  Registered Global Securities

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for that registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.

        We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for that registered global security, these persons being referred to as "participants", or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of beneficial interest in that registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for that registered global security for interests of participants and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, the depositary or that nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

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  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

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  will not be considered the owners or holders of the debt securities under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owners of the registered global security. None of us, the trustee or any other of our agents or agents of the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, will instruct the trustee.

  Merger, Consolidation or Sale of Assets

        Under the terms of the indentures, we may consolidate or merge with another company, or sell, lease or convey all or substantially all our assets to another company, if:

  •
  Meru is the continuing entity; or

  •
  (i) Meru is not the continuing entity, (ii) the successor entity is organized under the laws of the United States of America and expressly assumes all payments on all of the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture, and (iii) the merger, sale of assets or other transaction must not cause a default on the debt securities and we must not already be in default.

  Events of Default

        Unless otherwise provided for in the prospectus supplement, the term "event of default," when used in the indentures means any of the following:

  •
  failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  •
  failure to perform other covenants for 60 days after notice that performance was required;

  •
  certain events in bankruptcy, insolvency or reorganization of our company; or

  •
  any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

        If an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of that event of default, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

        Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

        If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of that affected series due and payable immediately. The holders of not less than a majority, or any applicable supermajority, in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

        If an event of default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        Each indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under each indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of that default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of the request; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

        We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of an indenture.

  Discharge, Defeasance and Covenant Defeasance

        We can discharge or defease our obligations under the indentures as stated below or as provided in the prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as "defeasance." We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as "covenant defeasance." We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (i) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (ii) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable United States federal income tax law, and based on that ruling or change, the holders of the series of debt securities will not recognize income, gain or loss for United

    States federal income tax purposes as a result of the defeasance and will be subject to tax in the same manner as if no defeasance had occurred; and

  •
  in the case of subordinated debt securities, no event or condition will exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

        Although we may discharge or decrease our obligations under the indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

  Modification of the Indenture

        Except as provided in the prospectus supplement, each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  •
  secure any debt securities;

  •
  evidence the assumption by a successor corporation of our obligations under the terms of such indenture;

  •
  add covenants for the protection of the holders of debt securities;

  •
  cure any ambiguity or correct any inconsistency in the indenture;

  •
  establish the forms or terms of debt securities of any series; and

  •
  evidence and provide for the acceptance of appointment by a successor trustee.

        Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated debt securities then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or change the time of payment of interest;

  •
  reduce any amount payable on redemption;

  •
  change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification or waiver of the indenture for any such series.

  Concerning the Trustee

        Each indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indentures separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indentures may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series may be effected by the trustee for that series at an office or agency designated by the trustee of that series.

        If the trustee becomes a creditor of our company, each indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

        The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, so long as the direction:

  •
  would not conflict with any rule of law or with the applicable indenture;

  •
  would not be unduly prejudicial to the rights of another holder of the debt securities; and

  •
  would not involve any trustee in personal liability.

        Each indenture provides that if an event of default occurs, is not cured and is known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trust's power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security and indemnity satisfactory to the trustee.

  No Individual Liability of Incorporators, Stockholders, Officers or Directors

        Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

  Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock or debt securities, or a combination thereof. As of the date of this prospectus, there are warrants to purchase approximately 3.2 million shares of our common stock outstanding at a weighted-average exercise price of $9.48.

        Warrants may be issued independently or together with any offered securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The form of warrant will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a Current Report on Form 8-K. For the complete terms of a particular series of warrants, you should refer to the applicable prospectus supplement, any related free writing prospectus and the form of warrant for that particular series of warrants. We encourage you to read the applicable prospectus supplement, any related free writing prospectus and the form of warrant for that particular series of warrants before you purchase any of our warrants.

        The applicable prospectus supplement and any related free writing prospectus for a series of warrants to purchase our common stock, preferred stock or debt securities will describe, among other things, the following terms of the warrants:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock, preferred stock or debt securities that may be purchased upon exercise of a warrant and the exercise price for the warrants, and any provisions for changes to or adjustments in the exercise price;

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  in the case of warrants for debt securities:

  •
  the number of, and any date on and after which, debt warrants and debt securities that will be separately transferable;

  •
  the title, total principal amount, ranking and terms, including subordination and conversion provisions, of the underlying debt securities that may be purchased upon exercise of the debt warrants

  •
  the time or period when the debt warrants are exercisable, the minimum or maximum amount of debt warrants that may be exercised at any one time and the final date on which the debt warrants may be exercised;

  •
  the principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant and the price, or the manner of determining the price, at which the principal amount may be purchased upon exercise;

  •
  whether the debt securities are secured or unsecured; and

  •
  any book-entry procedure information;

  •
  any provisions with respect to holder's right to require us to repurchase the warrants upon a change in control; and

  •
  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of warrants will not be entitled to:

  •
  vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders of Meru Networks.

        As set forth in the applicable prospectus supplement and any related free writing prospectus, the exercise price and the number of shares of common stock, preferred stock or debt securities purchasable upon exercise of the warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock, and such other events, if any, specified in the applicable prospectus supplement and any related free writing prospectus.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

  •
  the number of subscription rights to be issued to each stockholder;

  •
  the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by Meru Networks in connection with the offering of subscription rights.

        The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

        We may issue units to purchase one or more of the securities referenced herein. The terms of such units will be set forth in a prospectus supplement and any related free writing prospectus. The form of units will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a Current Report on Form 8-K. For the complete terms of the units, you should refer to the applicable prospectus supplement, any related free writing prospectus and the form of units. We encourage you to read the applicable prospectus supplement, any related free writing prospectus and the form of units for before you purchase any of our units.

PLAN OF DISTRIBUTION

        We may sell the securities referenced in this prospectus in any one or more of the following methods:

  •
  direct sales to purchasers;

  •
  through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

  •
  through designated agents;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  exchange distributions in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  broker-dealers may agree with us to sell a specified number of such securities at a stipulated price per security;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  through dividend or similar distribution of subscription rights to our existing securityholders, in connection with which we may engage a dealer-manager to assist in soliciting the exercise of rights and participation in any over-subscription or over-allotment right;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        A prospectus supplement and any related free writing prospectus will set forth the specific terms of the offering of the securities covered by this prospectus, including:

  •
  the name or names of any underwriters, dealers or agents, if any, and the amounts of securities underwritten or purchased by each of them;

  •
  any over-allotment options under which underwriters, if any, may purchase additional securities from us;

  •
  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation, if applicable;

  •
  in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

  •
  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

  •
  the nature of the underwriter's obligation to take the securities; and

  •
  any securities exchanges or markets on which the securities will be listed.

        Unless otherwise specified in the related prospectus supplement and any related free writing prospectus, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement and any related free writing prospectus will be listed on The NASDAQ Global Market, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities on a quotation system or an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

        Underwriters may offer and sell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities they have committed to purchase if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in a prospectus supplement, naming the underwriters.

        In connection with an offering, underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

        We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

        We may sell securities through agents from time to time. A prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        Any dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at a public offering price set forth in the prospectus supplement and any related free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement and any related free writing prospectus, and the prospectus supplement and any related free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

 LEGAL MATTERS

        The validity of the securities offered under this prospectus will be passed upon for us by Fenwick & West LLP, Mountain View, California. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and related financial statement schedule of Meru Networks, Inc. as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011 (which is included in management's report on internal control over financial reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the reports of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

        This prospectus incorporates by reference some of the reports, proxy statements and other information that we have filed with the SEC under the Securities Exchange Act of 1934, or the Exchange Act. This means that we are disclosing important business and financial information to you by referring you to those documents. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus are sold.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2012 Annual Meeting of Stockholders filed with the SEC on April 3, 2012);

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012;

  •
  Current Reports on Form 8-K filed on October 24, 2012 (only with respect to Item 5.02), June 27, 2012, June 7, 2012, May 11, 2012, March 22, 2012, and March 2, 2012; and

  •
  Description of our common stock contained in our Form 8-A filed with the SEC on March 12, 2010 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        Any statements made in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        In addition, for so long as any of the securities remain outstanding and during any period in which we are not subject to Section 13 or Section 15(d) of the Exchange Act, we will make available to any prospective purchaser or beneficial owner of the securities in connection with the sale thereof the information required by Rule 144A(d)(4) under the Securities Act. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

        We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be directed to Corporate Secretary, Meru Networks, Inc., 894 Ross Drive, Sunnyvale, California 94089, telephone number (408) 215-5300. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. We are required to file electronic versions of these documents with the SEC. Our reports, proxy statements and other information can be inspected and copied at prescribed rates at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy statements and other information, including electronic versions of our filings. The website address is http://www.sec.gov. Our SEC filings are also available free of charge at our website at http://www.merunetworks.com, as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. Information contained on our web site is not part of this prospectus or our other filings with the SEC.

3,000,000 Shares

Meru Networks, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

William Blair

February 27, 2013